                                                                   EXHIBIT 10.37

                                      LEASE


                                 BY AND BETWEEN


                             HARBOUR PROPERTIES, LLC
                     A CALIFORNIA LIMITED LIABILITY COMPANY

                                   AS LANDLORD

                                       AND

                       WIRELESS FULFILLMENT SERVICES LLC,
                     A CALIFORNIA LIMITED LIABILITY COMPANY

                                    AS TENANT




                              DATED APRIL 25, 2000



                                       FOR

                                   BUILDING 3

                                   LOCATED AT
                             HARBOUR BUSINESS CENTER
                              RICHMOND, CALIFORNIA

                                TABLE OF CONTENTS

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                                                                             PAGE
                                                                             ----
1. BASIC LEASE PROVISIONS ................................................     1

2. DEFINITIONS ...........................................................     2

3. RENT ..................................................................     5

4. LEASE TERM ............................................................     6

5. SECURITY DEPOSIT ......................................................     7

6. COMMON AREA EXPENSES ..................................................     8

7. LANDLORD'S WORK .......................................................     9

8. TENANT'S WORK .........................................................     9

9. USE OF THE PREMISES ...................................................    10

10. ENVIRONMENTAL PROVISIONS .............................................    11

11. (INTENTIONALLY OMITTED) ..............................................    12

12. ALTERATIONS ..........................................................    12

13. SURRENDER OF THE PREMISES ............................................    14

14. HOLDING OVER .........................................................    14

15. REAL PROPERTY TAXES AND ASSESSMENTS ..................................    14

16. UTILITIES AND SERVICES ...............................................    15

17. REPAIR AND MAINTENANCE ...............................................    15

18. LIENS ................................................................    15

19. LANDLORD'S RIGHT TO ENTER THE PREMISES ...............................    16

20. SIGNAGE ..............................................................    16

21. INSURANCE ............................................................    16

22. WAIVER OF SUBROGATION ................................................    18

23. DAMAGE OR DESTRUCTION ................................................    18

24. CONDEMNATION .........................................................    19

25. ASSIGNMENT AND SUBLETTING ............................................    19

26.  DEFAULT .............................................................    21

27. SUBORDINATION AND MORTGAGEE PROTECTION ...............................    23

28. NOTICES ..............................................................    24

29. QUIET ENJOYMENT ......................................................    24

30. TENANT'S STATEMENTS ..................................................    24

31. TRANSFER OF THE PREMISES BY LANDLORD .................................    25

32. LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS .......................    25


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
33. LIMITATION OF LIABILITY OF LANDLORD ..................................    25

34. BROKERS ..............................................................    25

35. ACCEPTANCE ...........................................................    25

36. MODIFICATION FOR LENDER ..............................................    25

37. GENERAL ..............................................................    25

ADDENDUM TO LEASE

39.  OPTION TO EXTEND TERM
40.  CONDITION PRECEDENT TO LEASE


                                LIST OF EXHIBITS

EXHIBIT A           Site Plan
EXHIBIT B           Work Agreement
EXHIBIT C           Commencement Date Memorandum
EXHIBIT D           Guaranty of Lease

                                      LEASE

      THIS LEASE (the "Lease"), dated for reference purposes only as of April 25, 2000, is entered into by and between HARBOUR PROPERTIES, LLC, a California limited liability company ("Landlord") and WIRELESS FULFILLMENT SERVICES LLC, a California limited liability company ("Tenant").

      1. BASIC LEASE PROVISIONS. The following Basic Lease Provisions are summaries set forth for convenience, only, and are qualified in their entirety by the more detailed provisions contained elsewhere in this Lease:

      1.1 PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises defined in Section 2.17 below and more particularly described in Exhibit A hereto, together with a non-exclusive right to use the Common Area of the Project as provided in Section 9.

      1.2 ESTIMATED COMMENCEMENT DATE. February 22, 2001. (See Section 2.6.)

      1.3 TERM. Eight (8) years, commencing upon the Commencement Date as defined in Section 2.5 below.

      1.4 EXTENSION OPTIONS. Two (2) option periods of five (5) years each, as described in the Addendum attached to this Lease.

      1.5 USE. Call center and related administrative offices.

      1.6 BASE RENT. The initial monthly Base Rent is $1.23 per rentable square foot of the Premises (calculated in accordance with the most current BOMA standards) per month, and shall be increased 2.5% per year as set forth in
Section 3.2 below; provided, that no Base Rent shall be payable with respect to the first three (3) months of the Term.

      1.7 COMMON AREA EXPENSES. Tenant's estimated initial monthly payment for Tenant's Percentage of estimated Common Area Expenses shall be $0.20 per rentable square foot per month for the calendar year in which the Term commences, subject to adjustment in accordance with Section 6 below.

      1.8 SECURITY DEPOSIT. Landlord hereby acknowledges receipt of Tenant's check for Seventy Thousand Nine Hundred Seventy-One and 00/100 Dollars ($70,971.00) to be held by Landlord as a security deposit to secure the performance of Tenant's obligations hereunder pursuant to Section 5 below.

      1.9 PARKING. Tenant shall have the right to utilize up to 3.5 parking spaces in the Common Area for each 1,000 rentable square feet of the Premises, on an unreserved, non-exclusive basis. The parking areas shall be located on a surface lot adjacent to the Building.

      1.10 LEASE GUARANTY. As a condition of Landlord's execution and performance of this Lease, BRIGHTPOINT, INC., a Delaware corporation ("Guarantor") shall guarantee Tenant's performance of this Lease, by executing and delivering to Landlord, concurrently with Tenant's execution and delivery of this Lease, a written Guaranty of Lease substantially in the form attached hereto as Exhibit D; provided that, if Tenant is purchased by any entity, or some or all of its employees, or "spun off" by its parent corporation, and after any such transaction the Tenant is publicly traded and has a net worth not less than Guarantor's net worth as of the date of the Lease, then Guarantor's duties and obligations hereunder and in the Guaranty shall terminate automatically and be of no further force or effect.

      1.11 ADDRESSES FOR NOTICES. The initial addresses of the parties shall be as follows, subject to change as provided in Section 28 hereof:

Landlord:                          c/o Bay West Group
                                   2 Henry Adams Street, Suite 450
                                   San Francisco, CA  94103
                                   Fax:  (415) 552-7760
                                   Attn:  Mr. Bill Poland

Tenant:                            Mr. Adam Andersen
                                   Chief Operating Officer
                                   5725 Paradise Point
                                   Corte Madera, CA  94925

With copies to:                    Steven E. Fivel, Esq.
                                   Executive Vice President,
                                   General Counsel
                                   6402 Corporate Drive
                                   Indianapolis, IN  46278

                                   Mark E. Wright, Esq.
                                   Baker & Daniels
                                   300 North Meridian Street
                                   Suite 2700
                                   Indianapolis, IN  46204

Notices to (After Occupancy)       Mr. Adam Andersen
                                   Chief Operating Officer
                                   Building Address
                                   Richmond, CA

With copies to:                    Steven E. Fivel, Esq.
                                   Executive Vice President,
                                   General Counsel
                                   6402 Corporate Drive
                                   Indianapolis, IN  46278

                                   Mark E. Wright, Esq.
                                   Baker & Daniels
                                   300 North Meridian Street
                                   Suite 2700
                                   Indianapolis, IN  46204

      2. DEFINITIONS. The following terms shall be defined as follows for purposes of this Lease:

      2.1. "BASE RENT" means the Base Rent payable pursuant to Section 3.1, as adjusted from time to time pursuant to Section 3.2.

      2.2. "BOMA" means Building Owners and Managers Association.

      2.3. "BUILDING" means the one-story concrete tilt-up light industrial building for research and development and related office space referred to as Building 3 of the Project containing approximately fifty-seven thousand eight hundred (57,800) rentable square feet calculated in accordance with the most current BOMA standards.

       2.4. "BUILDING SHELL" means a concrete tilt-up light industrial building shell comprised of hard-troweled finished concrete floors and outside surfaces of exterior walls; roof with exposed trusses; no HVAC or electrical distribution other than a main electrical panel and meter adequate to provide 8 watts of electricity per rentable square foot of the Premises (exclusive of HVAC); water-tight and weather-resistant as of the date of delivery; with utilities stubbed to the Premises, and otherwise constructed in accordance with the Work Agreement.

      2.5. "CITY" means the City of Richmond, Contra Costa County, State of California.

      2.6. "COMMENCEMENT DATE" means the earliest to occur of the following:

            (a) the seventy-fifth (75th) day after the date that (i) the Building Shell has been Substantially Completed and (ii) Landlord has delivered possession of the Building Shell to Tenant for the commencement of construction of the Tenant Improvements;

             (b) the seventy-fifth (75th) day after the date that the Building Shell would have been Substantially Completed but for the occurrence of any Tenant Delays, as determined in good faith by Landlord's architect; or

            (c) the date Tenant fully commences its business operation in the Premises.


Once the actual Commencement Date has been determined pursuant to the foregoing, the parties shall execute a Commencement Date Memorandum in the form attached hereto as Exhibit C.

      2.7. "COMMON AREA" means all areas and facilities within the Project not subject to, or available for, the exclusive leasing, occupancy or use by other tenants or occupants of the Project, including, but not limited to, parking areas, driveways and drive aisles, sidewalks, landscaped areas, service areas, trash disposal facilities, and similar areas or facilities, subject to reasonable rules and regulations and changes thereof from time to time made by Landlord governing the use of the Common Area. The Common Areas are depicted on the Site Plan attached hereto.

      2.8 "COMMON AREA EXPENSES" means all expenses, costs and disbursements of every kind and nature that are paid or incurred by or on behalf of Landlord or any other owner or ground lessee of any portion of the Project in connection with owning, maintaining, operating, repairing and replacing the Common Area and other improvements in the Project, including, without limitation, the following:
(i) landscaping and irrigation; (ii) sidewalks and parking areas; (iii) signs and site lighting; (iv) all utilities provided to the Common Area; (v) sweeping services, trash removal and pest control; (vi) alterations or improvements required by governmental laws or regulations, (vii) reasonable premiums for public liability insurance, (viii) twenty-four (24) hour roving security guard (not more than one) and/or monitoring cameras and related systems, if any, (ix) exterior washing and repair of the exterior windows, and periodic painting, of the Building and all other buildings in the Project; (x) any improvements made to the Common Area as a labor saving device or to effect other economies in the operation or maintenance of the Project to the extent that Common Area Expenses are decreased or that are required under any applicable governmental law or regulation, such costs to be amortized over a 10-year period together with interest on the unamortized balance at the Interest Rate, and (xi) depreciation on and rental paid for machinery and equipment used exclusively for the Project (amortized in the manner described below). Notwithstanding the foregoing, Common Area Expenses shall not include (i) expenses included as part of Tenant's maintenance obligations under Section 17 hereof; (ii) replacement of, or structural repairs to, the roof or to the exterior walls; (iii) repairs to the extent covered by insurance proceeds, or paid by Tenant or other third parties;
(iv) Landlord's warranty obligations with respect to the Building Shell; (v) repairs, replacement or maintenance incurred as a result of the willful misconduct of Landlord, its agents or employees, or other tenants of the Project; (vi) expenses incurred at the request of a specific tenant which benefit only that tenant; (vii) expenses incurred in leasing or procuring tenants; (viii) legal expenses or costs incident to any disputes or negotiations with tenants or mortgagees; (ix) interest or principal payments (or late charges, fees or premiums) on any mortgage or other indebtedness of Landlord;
(x) any management fee in excess of the fair market rate for management of comparable buildings; (xi) janitorial expenses (except as to Common Areas); and
(xii) any expenses, costs or disbursements related to common areas located within another building in the Project. The amortization of any cost-saving capital improvement shall be done on a straight line basis, using the reasonably estimated useful life or the approximate annual cost savings of the cost-saving capital improvement (including interest if financed by Landlord, at the Interest Rate), as certified in connection with each annual Common Area Expenses statement in which any such annual amortization charge shall be included.

      2.9. "COUNTY" means the County of Contra Costa, State of California.

      2.10. "`FOR CONSTRUCTION' WORKING DRAWINGS" means the working drawings, plans and specifications for the Tenant Improvements prepared and approved in accordance with Section 4 of the Work Agreement.

      2.11. "HVAC" means the heating, ventilating and air conditioning systems in the Premises.

      2.12. "INTEREST RATE" means the lesser of ten percent (10%) per annum or the maximum rate of interest permitted by California or federal law.

      2.13. "LANDLORD'S AGENTS" means the Landlord's authorized agents, partners, affiliates, and employees.

      2.14. "LANDLORD DELAYS" means any delays regarding Tenant's completion of the Tenant Improvements caused by the acts or omissions of Landlord or any person or party acting by, through or under Landlord.

      2.15. "LANDLORD'S WORK" means the design, and construction of the Building Shell by Landlord in accordance with this Lease and the Work Agreement.

      2.16. "LAWS OR LAW" means all laws, ordinances, statutes, zoning restrictions, rules, regulations, requirements, orders, rulings or decisions adopted or made by any governmental body, agency, department or judicial authority having jurisdiction over the Project, the Premises or Tenant's activities at the Premises and any covenants, conditions or restrictions of record which affect the Premises or the Project.

      2.17. "MONTHLY RENT" means, collectively, monthly installments of Base Rent and Tenant's Percentage of Common Area Expenses due hereunder.

      2.18. "PREMISES" means the entire Building.

      2.19. "PROJECT" means the improved real property commonly referred to as Harbor Business Center in which the Premises are located, consisting of approximately 13.48 acres located between Harbor Way South and Marina Way South in Richmond, California, and depicted in the Site Plan attached hereto as Exhibit A.

      2.20. "REAL PROPERTY TAXES" means any form of property tax, assessment, tax on assessments, license, fee, rent tax, levy, penalty (if, but only if, a result of Tenant's delinquency), voter mandated special tax or other tax (other than net income, estate, succession, inheritance, transfer or franchise taxes), now or hereafter existing, and any increases therein as a result of any change of ownership, Alterations (as defined in Section 12.1 hereof) the passage of time or otherwise, imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, with respect to the Premises or the Lease, including without limitation any tax or assessment that is: (i) determined by the area of the Premises or any part thereof or the rent and other sums payable hereunder by Tenant, including, but not limited to, any gross income or excise tax levied by any of the foregoing authorities with respect to receipt of such rent or other sums due under this Lease; (ii) upon any legal or equitable interest of Landlord in the Premises or any part thereof; (iii) upon this transaction or any document to which Tenant is a party creating or transferring any interest in the Premises; (iv) imposed by any improvement or special assessment district, whether now existing or hereafter created; or (v) levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes against the Premises whether or not now customary or within the contemplation of the parties.

      2.21. "RENT" means Base Rent, Tenant's Percentage of Common Area Expenses, and all other sums that become due and owing by Tenant under this Lease, of any kind or nature.

      2.22. "SECURITY DEPOSIT" means that amount paid by Tenant pursuant to Section 5 below.

      2.23. "SITE PLAN" means the Site Summary attached hereto as Exhibit A.

      2.24. "SUBSTANTIAL COMPLETION" or "SUBSTANTIALLY COMPLETED" means that the following have occurred (i) the Building Shell has been completed substantially in compliance with the Work Agreement and all applicable law, codes, statutes, rules and regulations subject only to minor punch-list items as reasonably agreed to by Landlord's architect and Tenant's architect which Landlord must complete in a timely manner, and (ii) the Premises is zoned for Tenant's use (as permitted hereunder).

      2.25. "TENANT DELAYS" means delays in construction of Landlord's Work actually caused by and which would not have resulted, but for acts of Tenant or omissions of Tenant's obligations hereunder, including but not limited to the following: (a) Tenant's request for special materials, finishes or installations which are not readily available so long as Landlord advises Tenant of such unavailability and Tenant still requests the same; (b) Tenant's changes in the "For Construction" Working Drawings after their approval by Tenant and Landlord; or (c) interference with Landlord's Work caused by Tenant or Tenant's employees, representatives, contractors or subcontractors, including, but not limited to, interference caused by the construction of the Tenant Improvements.

      2.26. "TENANT IMPROVEMENTS" means the interior improvements to the Building to be designed and constructed by Tenant pursuant to the Work Agreement.

      2.27. "TENANT'S PERCENTAGE" is initially estimated to be 30.03% (determined by dividing the estimated number of rentable square feet in the Premises (57,800) by the estimated total number of rentable square feet in all buildings to be built in the Project (192,500)), but shall be subject to revision as determined by Landlord by reason of Landlord's measurement of the actual rentable square footage contained in the Premises and all the completed buildings in the Project, once all the buildings to be built in the Project are completed (all in accordance with the most current BOMA standards).

      2.28. "TENANT'S PROPERTY" means all movable partitions, business and trade fixtures, machinery and equipment, including, without limitation, communications equipment and office equipment located in the Premises and acquired by or for the account of Tenant, without expense to Landlord, which can be removed without structural damage to the Premises, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises.

      2.29. "UNAVOIDABLE DELAYS" means delays in construction of Landlord's Work or Tenant's completion of the Tenant Improvements caused by strikes, lockouts, inability to obtain materials (though exercising good faith and best efforts to obtain the same), subsequently enacted laws, statutes, ordinances and governmental regulations, floods, earthquakes, acts of God, riots, insurrections, archaeological findings, court orders, and other similar occurrences or events beyond Landlord's or Tenant's control, as the case may be; provided that, in no event, shall Unavoidable Delays include inability to obtain financing or other monetary failures.

      2.30. "WORK AGREEMENT" means the Work Agreement in the form attached hereto as Exhibit B entered into between Landlord and Tenant concurrently with this Lease, providing for the construction of the Building Shell and Tenant Improvements as set forth therein.

      3. RENT

      3.1 BASE RENT. Tenant shall pay the monthly Base Rent to Landlord for each month during the Term as specified in Section 1.6, as adjusted pursuant to
Section 3.2 below, subject to any free or reduced rent specified in Sections 1.6 and 2.6. Tenant shall pay Base Rent in advance on or before the first day of each and every calendar month during the Term. In the event the Term commences on a day other than that first day of a calendar month or ends on a day other than the last day of a calendar month, then the Base Rent for the first month Base Rent is payable and last fractional months of the Term shall be appropriately prorated.

      3.2 ANNUAL ADJUSTMENTS TO BASE RENT. Base Rent shall be adjusted during the Term of this Lease as follows: on each anniversary of the first day of the calendar month in which the Commencement Date occurs (each such anniversary being referred to herein as an "Adjustment Date"), the Base Rent payable under this Lease shall be increased by an amount equal to two and one-half percent (2.5%) of the Base Rent in effect during the month immediately preceding such Adjustment Date, which adjusted Base Rent shall remain in effect until the next succeeding Adjustment Date.

      3.3 REMEASUREMENT OF PREMISES. Tenant acknowledges that the approximate square footage of the Premises and Building stated above is Landlord's estimate, only, and that the actual square footage of the completed Premises and Building will vary therefrom. Upon Substantial Completion of the Building Shell, Landlord will measure the actual number of rentable square feet in the Building in accordance with the most current BOMA standards, and such measurement shall thereafter be used for all purposes of this Lease including, without limitation, calculating monthly Base Rent, Tenant's Percentage of Common Area Expenses and the amount of Landlord's TI Allowance. Such remeasured square footage shall be set forth in the Commencement Date Memorandum.

      3.4 ADDITIONAL RENT. Tenant shall also pay Tenant's Percentage of Common Area Expenses in accordance with Section 6 below for each calendar month of the Term and shall pay all other sums required to be paid by Tenant under this Lease in a timely manner.

      3.5 LATE CHARGES. Tenant acknowledges that late payment by Tenant to Landlord of Monthly Rent and other charges provided for hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult or impracticable to fix. Such costs include, but are not limited to, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance or notes secured by any encumbrance covering the Premises, or late charges and penalties due to late payment of Real Property Taxes due on the Premises. Notwithstanding the foregoing, one (1) time per each calendar year, Tenant shall be accorded a grace period for the late payment of any Monthly Rent installment (the "Grace Period Occurrence"). With respect to such Grace Period Occurrence, Tenant shall pay the applicable Monthly Rent installment within five (5) days after receiving written notice from Landlord regarding such late Monthly Rent payment before Late Charges (as defined below) are payable with respect thereto. If Tenant fails to pay the applicable Monthly Rent installment within five (5) days after receipt of written notice of the Grace Period Occurrence, or thereafter, if any installment of Monthly Rent payable by Tenant hereunder is not received by Landlord within five (5) days after its due date, Tenant shall pay to Landlord an additional sum equal to six percent (6%) of the amount overdue (the "Late Charge"). The parties agree that the Late Charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of the late payment by Tenant. Landlord's acceptance of any Late Charge shall not constitute a waiver of Tenant's default with respect to the overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord.

      3.6 MANNER OF PAYMENT. All Monthly Rent payable hereunder shall be paid in lawful money of the United States, without prior notice, demand, offset, deduction or credit.

      4. LEASE TERM

      4.1 COMMENCEMENT DATE. The term of this Lease ("Term") shall commence on the Commencement Date and, unless sooner terminated or extended as provided in this Lease, shall continue for a Term of eight (8) years thereafter. Tenant agrees that within five (5) days after Landlord's request, Tenant shall execute and deliver to Landlord a Commencement Date Memorandum in the form of Exhibit C attached hereto stating the Commencement Date and the expiration date of the Term, the initial Base Rent and estimated Common Area Expenses, the actual RENTABLE SQUARE FOOTAGE of the Building, accepting possession of the Premises and acknowledging, to the best of Tenant's knowledge and to the extent accurate, compliance by Landlord with all of the obligations to construct and deliver possession of the Building Shell.

      4.2 TENANT'S OBLIGATIONS. Except for Tenant's obligation to pay Base Rent, all of Tenant's obligations under this Lease shall commence on the Commencement Date. The estimated Commencement Date set forth in Section 1.2 above is Landlord's good faith estimate, only, and is based on assumptions that may or may not occur. If the actual Commencement Date does not occur until after the estimated date set forth in Section 1.2, this Lease shall not be void or voidable, Landlord shall not be in default or otherwise liable to Tenant for any loss or damage resulting therefrom, and Tenant shall accept possession of the Premises when delivered by Landlord as set forth above; provided however that, notwithstanding the foregoing, if the Commencement Date does not occur by February 22, 2001, then Landlord shall credit Tenant one day free Base Rent for every day after February 22, 2001, that the Commencement Date has not occurred. If (i) physical construction of the Building Shell has not commenced by August 1, 2000 (as extended by each day of Tenant Delay) (commencement of physical construction of the Building Shell includes, but is not limited to, utility trenching) or such construction does not proceed continuously until completed,
(ii) Landlord has not received the conditional use permit for the Project by August 31, 2000 (as extended by each day of Tenant Delay), or (iii) the Commencement Date has not occurred by May 1, 2001(as extended by each day of Tenant Delay and acts of God), then Tenant shall have the right to terminate this Lease by written notice to Landlord, in which event Landlord shall refund to Tenant all amounts paid to Landlord by Tenant and the parties hereto shall have no further duties or obligations under this Lease. Notwithstanding the foregoing, Landlord shall credit Tenant two days of free Base Rent for every day after August 1, 2000 (until August 31, 2000), that Landlord has not received the conditional use permit for the Project, so long as such delay was not caused by a Tenant Delay.

      4.3 EARLY ENTRY. Tenant shall be provided access to the Premises approximately thirty (30) days prior to the completion of the Building Shell for the purpose of commencing its Tenant Improvements and installing furniture, fixtures, cabling, telecommunications facilities and other systems. Any such early entry shall be at Tenant's sole risk subject to all the terms and provisions hereof. Tenant's early entry shall not interfere with Landlord's construction of the Building Shell, cause labor difficulties, or any other disruption which would create a delay; (ii) Tenant shall pay for and provide evidence of liability insurance conforming to the requirements of this Lease; and (iii) Tenant shall pay utility charges based on Tenant's actual use reasonably allocated by Landlord to Tenant. Landlord shall have the right to impose such additional conditions on Tenant's early entry as Landlord deems reasonably appropriate, and shall have the further right to require that Tenant execute an early entry agreement containing such additional conditions prior to Tenant's early entry.

      5. SECURITY DEPOSIT. Tenant has deposited with Landlord the sum of $70,971 as the Security Deposit for the full and faithful performance of every provision of this Lease to be performed by Landlord. On or after each Adjustment Date specified in Section 3.2 above, upon demand by Landlord, Tenant shall deposit such additional sums as may be necessary to increase the Security Deposit to an amount equal to one month's Base Rent as then in effect. If Tenant defaults with respect to any provision of this Lease (as set forth in Section 26 hereof) and appropriate notice is provided and cure periods have lapsed, Landlord may apply all or any part of the Security Deposit for the payment of any Rent or other sum in default, the repair of such damage to the Premises or the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default, to the full extent permitted by law and in Section 26 hereof. If any portion of the Security Deposit is so applied, Tenant shall, within ten (10) days after written demand therefore, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall be a default of this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds and may commingle it with its other assets, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant is not otherwise in default, the Security Deposit or any balance thereof shall be returned to Tenant within thirty (30) days of termination of this Lease.

      6. COMMON AREA EXPENSES. During the entire Term, Tenant shall pay to Landlord, as part of the Monthly Rent, Tenant's Percentage of the Common Area Expenses attributable to each calendar year or portion thereof during the Term, payable as follows:

      6.1 INITIAL COMMON AREA EXPENSES. On the Commencement Date and on the first day of each month during the term thereafter, Tenant shall pay to Landlord Tenant's Percentage of the estimated Common Area Expenses on a monthly basis as specified in Section 1.7 above. Landlord hereby disclaims any representation or warranty of any kind, express or implied, regarding its estimate of the amount of the actual Common Area Expenses to be incurred in connection with the Project, either during the first year of the Term or any subsequent year and Tenant hereby waives and releases any and all claims, demands, offsets and causes of action of any kind or nature whatsoever based upon Landlord's estimation of the amount of Common Area Expenses in comparison to actual Common Area Expenses. Tenant shall in any event be absolutely and unconditionally obligated to pay Tenant's Percentage of all Common Area Expenses actually incurred during the Term.

      6.2 ANNUAL ADJUSTMENTS. During the last month of each calendar year (or as soon thereafter as practicable), Landlord shall give Tenant notice of Landlord's good faith estimate of Tenant's Percentage of the Common Area Expenses for the following calendar year during the Term. On or before the first day of each month during the following calendar year, Tenant shall pay to Landlord, as part of the Monthly Rent, one-twelfth (1/12) of such new estimated amount; provided, that if Landlord fails to give such notice in the last month of the prior year, then Tenant shall continue to pay on the basis of the prior year's estimate until the first day of the calendar month next succeeding the date such notice is given by Landlord, and from the first day of the calendar month following the date such notice is given, Tenant's payments shall be adjusted so that Landlord's estimated amount for that calendar year will be fully paid by the end of that calendar year. If at any time or times Landlord determines that Tenant's Percentage of Common Area Expenses for the current calendar year will vary from its estimate given to Tenant, Landlord, by not less than thirty (30) days' notice to Tenant, may revise its estimate for such calendar year, and subsequent payments by Tenant for such calendar year shall be based upon such revised estimate.

      6.3 ANNUAL RECONCILIATION. As soon as reasonably practicable after the beginning of each calendar year during the Term, Landlord shall deliver to Tenant a statement (the "Expense Statement") of Tenant's Percentage of the actual Common Area Expenses for the preceding calendar year (which shall include a detailed itemization of the Common Area Expenses and calculation of Tenant's Percentage of the Common Area Expenses). If the Expense Statement shows an amount owing by Tenant that is less than the payments for the preceding calendar year previously made by Tenant, Landlord shall credit such amount to the next payment(s) of Monthly Rent due under this Lease (or in the case of the last year of the term, refund Tenant for the amount of such overpayment). If the Expense Statement shows an amount owing by Tenant that is more than the payments for the preceding calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the Expense Statement.

      6.4 RIGHT TO AUDIT. If, within thirty (30) days after Tenant's receipt of the Expense Statement, Tenant notifies Landlord that Tenant desires to audit or review all materials, invoices or receipts related to the Expense Statement, Landlord shall cooperate with Tenant to permit such audit or review during normal business hours, and all costs and expenses incurred in connection therewith shall be paid by Tenant; provided, however, in lieu of permitting such audit or review by Tenant, Landlord shall have the right in its sole discretion to provide such an audit or review prepared by a certified public accountant of any Big 5 firm at Tenant's choosing and expense. The failure of Tenant to notify Landlord that Tenant desires an audit within thirty (30) days of Tenant's receipt of the Expense Statement shall constitute an acceptance by Tenant of the Expense Statement and a waiver by Tenant of its right to audit for such calendar year. If Tenant commences an audit in accordance with this Section, then such audit and the Tenant's auditor's report must be completed within sixty (60) days of Tenant's notice to Landlord of Tenant's desire to audit, and failure of Tenant to complete the audit within such sixty (60) day period shall constitute an acceptance by Tenant of the Expense Statement for such calendar year. If Landlord does not agree on the results of Tenant's auditor's report within thirty (30) days following delivery of Tenant's auditor's report to Landlord, then Landlord may commence arbitration with respect to the matters disputed in Tenant's audit by notice to Tenant ("Arbitration Notice"). The failure of Landlord to provide an Arbitration Notice within sixty (60) days of Tenant's delivery of the Tenant's auditor's report to Landlord shall constitute a waiver by Landlord of its right to arbitrate hereunder, and except for such adjustments as have been agreed to, the Tenant's auditor's report shall govern for such calendar year shall be conclusive and binding to on both parties. Within thirty (30) days of the Arbitration Notice, Landlord and Tenant shall jointly select an arbitrator, who shall be unaffiliated in any manner with either Landlord or Tenant and shall have been active over the five (5) year period ending on the date of such appointment in the leasing of comparable commercial properties in the vicinity of the Building. Neither Landlord nor Tenant shall consult with such arbitrator as to his or her opinion as to the disputed matters prior to the appointment. The determination of the arbitrator shall be limited solely to issues raised by Tenant's auditor's report or by Landlord's response to Tenant's auditor's report. Such arbitrator may hold hearings and require such briefs as the arbitrator, in his or her sole discretion, determines is necessary. The decision of the arbitrator shall be binding upon Landlord and Tenant. If Landlord and Tenant fail to agree upon and appoint such arbitrator, then the appointment of the arbitrator shall be made by the American Arbitration Association. Additionally, if it is subsequently determined that Landlord has overcharged Tenant by more than five percent (5%), as agreed to by Landlord or as determined by Tenant's auditor or the arbitrator, as applicable, in any calendar year regarding Tenant's Percentage of Common Area Expenses, then Landlord shall be responsible for the costs associated with such audit and arbitration, otherwise, Tenant shall be responsible for such costs.

      7. LANDLORD'S WORK

      7.1 BUILDING SHELL. Landlord at its sole expense shall construct the Building Shell in compliance with (i) existing federal, state and local codes, statutes, laws, rules and regulations, including, but not limited to, those pertaining to seismic safety, handicapped access, Environmental Laws (as defined below) and building codes applicable to a light industrial building for research and development and related office uses, and (ii) the terms, conditions and provisions of Section 1 of the Work Agreement

      7.2 TENANT IMPROVEMENT ALLOWANCE. Landlord shall also contribute the sum of $29.00 per rentable square foot of the Premises (the "TI Allowance") toward the costs incurred by Tenant in constructing the Tenant Improvements, payable upon certification by Tenant's architect and Landlord's architect that the Tenant Improvements have been Substantially Completed in accordance with the Work Agreement, a certificate of occupancy for the Premises has been issued by the City, and satisfaction of all other conditions to the disbursement of the TI Allowance as set forth in the Work Agreement.

      7.3. CONDITION OF PREMISES. Tenant acknowledges that, except as expressly set forth herein, neither Landlord nor Landlord's Agents have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business, nor has Landlord agreed to undertake any Alterations or construct any other improvements to the Premises except as expressly provided in this Lease, Tenant shall be conclusively deemed to have accepted the Premises "AS IS" in the condition existing on the date Landlord delivers possession of the completed Building Shell (subject to (i) Landlord's obligation to complete punch list items and (ii) latent defects in design, material and/or workmanship), and to have waived all claims relating to the condition of the Premises.

      7.4 RENT CREDIT. If because of an Unavoidable Delay the Tenant Improvements cannot be completed by the seventy-fifth (75th) day after the Building Shell has been Substantially Completed and Landlord has delivered possession of the Building Shell to Tenant for the commencement of construction of the Tenant Improvements, for each day of Unavoidable Delay, up to a maximum of thirty (30) days, Tenant shall receive a fifty percent (50%) day-for-day rent credit for Base Rent payable during the fourth (4th) month of the term of this Lease, unless such Unavoidable Delay arises out of or is related to Landlord's obligations hereunder, in which event Tenant shall receive a one hundred percent (100%) day-for-day rent credit for Base Rent for the duration of such Unavoidable Delay.

      8. TENANT'S WORK.

      8.1 TENANT IMPROVEMENTS. Upon Landlord's delivery of possession of the Substantially Completed Building Shell (or Tenant's early entry, as applicable, in accordance with Section 4.3 hereof), Tenant shall proceed to construct its Tenant Improvements in accordance with the terms of the Work Agreement and
Section 18 below. The construction of such initial improvements shall be governed by the terms of the Work Agreement and not


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
Section 12 (Alterations). All Tenant Improvements shall be and become the property of Landlord upon installation and shall not be deemed Tenant's Property.

      8.2 TENANT'S PROPERTY. Tenant shall, at its own cost and expense, provide, install and maintain in good condition any necessary trade fixtures, equipment and furniture in the Premises. Landlord reserves the right to reasonably approve or disapprove of curtains, draperies, shades, paint or other such permanent installations visible from outside the Premises on wholly aesthetic grounds. Such installations (other than those that are approved in accordance with Section 4 of the Work Agreement) must be submitted for Landlord's written approval prior to installation, or Landlord may remove or replace such items at Tenant's sole expense. Tenant's Property shall be removed by Tenant upon expiration of the Term. Tenant shall repair, at Tenant's sole expense, all damage caused by the installation or removal of trade fixtures, equipment, furniture or temporary improvements. If Tenant fails to remove any of Tenant's Property within five (5) days after termination of this Lease, Landlord may keep and use them or remove any or all of them and cause them to be stored or sold in accordance with applicable law.

      9. USE OF THE PREMISES.

      9.1 PERMITTED USES. Tenant shall use the Premises solely for the operation of a call center and general office activities incidental thereto, and for no other use without the prior written consent of Landlord, which may be granted or withheld in Landlord's sole and absolute discretion.

      9.2 COMPLIANCE WITH LAW. Tenant shall not use the Premises or suffer or permit anything to be done in or about the Premises which will in any way conflict with any Laws now in force or which may hereafter be in force; provided that Landlord represents and warrants to Tenant that Tenant's use of the Premises, as described in Section 1.5, will not violate current local zoning ordinances governing the Project. Tenant shall place no loads upon the floors, walls or ceilings in excess of the maximum designed load as provided for in the Working Drawings, or which would endanger the structure, nor place any harmful liquids in the drainage systems; nor dump or store waste materials or refuse or allow such to remain outside the Building Shell, except in the enclosed trash areas provided. Except for Tenant's delivery trucks and their contents, Tenant shall not store or permit to be stored or otherwise place any other material of any nature whatsoever outside the Building.

      9.3 USE OF COMMON AREAS. Tenant shall have the right to use the Common Areas for vehicular and pedestrian ingress and egress and to park the number of automobiles or similar size vehicles in the Common Areas as specified in the Basic Lease Provisions, on a non-exclusive unreserved basis in common with other tenants of the Project and subject to such rules and regulations as Landlord reasonably may adopt on an indiscriminate basis from time to time. Tenant shall also have the right to temporarily park vehicles in and adjacent to the loading docks of the Building for purposes of loading and unloading such vehicles, so long as such vehicles do not (a) interfere with the free and unimpeded flow of traffic in and through the Common Areas or (b) violate or compromise any fire or other life safety requirements.

      9.4 ROOF INSTALLATIONS. Subject to the provisions of this Section 9.4, Tenant shall have the right to install, operate, and maintain a standby emergency power generator, satellite dishes and supplemental air conditioning unit, together with associated cabling, hoses, systems and equipment, in the locations on the roof of the Building approved by Landlord in its reasonable discretion as part of the approved TI Plans, and subject to the following conditions:

            (a) No such installation of equipment, fixtures, systems, hoses or cables pursuant to this Section 9.4 shall made by Tenant without the prior written consent of Landlord, which shall not be unreasonably withheld so long as it complies with Landlord's reasonable requirements concerning architectural design, roof integrity, and the requirement that the installation or removal of the equipment, fixtures, systems, hoses or cables pursuant to this Section 9.4 will not adversely affect the weather tightness or the structure of the Building. Tenant shall obtain all necessary governmental permits required for any installation, alteration, addition, or improvement approved by Landlord and shall comply with all applicable governmental law, regulations, ordinances, and codes.


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
            (b) Tenant shall, at its sole cost, immediately repair and restore to its prior condition any damage to the roof or other portions of the Premises, the Building or the Project caused by the installation, operation or maintenance of any equipment, systems, fixtures and cables pursuant to this Section. If Tenant fails to repair and restore such damage within a reasonable time, after written notice from Landlord to Tenant, Landlord shall have the right to repair and restore such damage and receive reimbursement from Tenant of all costs incurred by Landlord together with interest at the Interest Rate.

            (c) Any equipment or fixtures installed on the roof of the Building pursuant to this Section 9.4, shall at Landlord's option become the property of Landlord on the expiration or earlier termination of the Term; provided, however, that Landlord shall have the right to require Tenant to remove all or any portion thereof at Tenant's cost. If Tenant is required by Landlord, to remove such equipment from the roof upon termination of this Lease, Tenant shall repair and restore any damages to the roof or other portions of the Building caused by such removal.

      10. ENVIRONMENTAL PROVISIONS.

      10.1 USE OF HAZARDOUS SUBSTANCES. Landlord has delivered to Tenant, prior to the execution date hereof, all environmental assessments and reports performed with respect to the Premises which are in Landlord's possession or to which Landlord has access (the "Environmental Reports"). Other than the Environmental Reports, Landlord does not possess any other reports based on assessments, investigations or interpretations relating to the environmental condition of the Premises. Tenant shall not use, store, dispose, release, discharge, transport or generate (collectively "Use of Hazardous Substances") any Hazardous Substances (as defined below), in, on, to, under, from or about the Premises or the Project without Landlord's prior written consent, which consent may be granted on conditions or withheld in Landlord's sole and absolute discretion. Tenant warrants and agrees that if Landlord grants its consent to Tenant's Use of Hazardous Substances, such Use of Hazardous Substances shall be conducted in strict accordance with all Environmental Laws (as defined below) and prudent business practices. Any consent or approval by Landlord of Tenant's Use of Hazardous Substances shall not constitute an assumption of risk respecting the same nor a warranty or certification by Landlord that Tenant's proposed Use of Hazardous Substances is safe or reasonable or in compliance with Environmental Laws. Tenant shall maintain current all permits required for its operations, including, without limitation, those for the Use of Hazardous Substances. Tenant shall keep and maintain the Premises in compliance with all, and shall not cause or permit the Premises and the activities conducted thereon by Tenant to be in violation of any, Environmental Laws. Tenant shall not undertake any remedial action with respect to any release of Hazardous Substances or to comply with any violation of any Environmental Law without obtaining the prior written consent of Landlord. If Tenant's use of Hazardous Substances results in an increase in the premiums of any insurance that Landlord is required to maintain under this Lease, then Tenant shall pay the amount of such increased premiums. Additionally, Landlord may require that Tenant procure, at Tenant's sole cost and expense, additional insurance that specifically covers loss or damage to persons or property that may result from Tenant's use of such Hazardous Substances.

      10.2 ENVIRONMENTAL INDEMNITY. Tenant shall indemnify, defend (by counsel reasonably acceptable to the indemnified party), protect and hold Landlord and its partners, members, agents, employees, affiliates, successors and assigns free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including, without limitation, attorneys' fees and costs and court costs) or death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by Tenant's Use of Hazardous Substances to, in, on, under, about or from the Premises or Project or Tenant's failure to comply with any Environmental Law. Notwithstanding anything to the contrary contained in the preceding sentence, if a final, binding judicial, administrative or arbitration determination is made whereby Tenant's Use of Hazardous Substances or Tenant's failure to comply with any Environmental Law is deemed to be only partially responsible or accountable for any claims or other losses and liability covered by this Section 10.2, then Tenant's indemnity obligations under this Section
10.2 shall only apply to the extent Tenant is deemed responsible or accountable. For purposes of the indemnity provisions hereof, any acts or omissions of Tenant, or by employees, agents, assignees, contractors or subcontractors of Tenant or others for whose acts Tenant is legally responsible or liable (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Tenant. This indemnification shall include without limitation
(a) personal injury claims, (b) the payment of liens, (c) diminution in the value of the Premises or Project, or the property on which they are located,


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
(d) damages for the loss or restriction on use of the Premises or Project, (e) sums paid in settlement of claims, (f) reasonable attorneys' fees and costs, consulting fees and costs and expert fees and costs, (g) the cost of any investigation of site conditions, and (h) the cost of any repair, clean-up, health or other environmental assessments, remedial, closure, removal or restoration work, decontamination or detoxification if required by any governmental or quasi-governmental agency or body having jurisdiction or deemed necessary in Landlord's reasonable judgment. The indemnification contained herein shall survive the expiration or earlier termination of this Lease.

      10.3 DEFINITIONS. As used in this Lease, the term "Hazardous Substances" shall mean hazardous wastes, hazardous chemicals, biological and/or medical waste, flammable or explosive materials, radioactive materials, toxic materials or related materials (whether potentially injurious to persons or property and whether potentially injurious by themselves or in combination with other materials), including, but not limited to, petroleum products or fractions thereof and any waste, chemical, substance or material now or hereafter determined by any federal, state or local governmental agency or authority having jurisdiction to be hazardous to human health or the environment or which is or becomes regulated by such agency or authority (including, but not limited to, those materials listed in the United States Department of Transportation Hazardous Materials Table as amended from time to time), which were released to the environment, including, without limitation, the soil, groundwater and/or air, at the Premises or Shopping Center. As used in this Lease, the term "Environmental Laws" shall mean any and all present and future federal, state and local laws (whether under common law, statute, rule, regulation or otherwise), requirements under permits issued with respect thereto, and other requirements of governmental authorities relating to the environment or to any Hazardous Substance (including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as heretofore or hereafter amended from time to time). In no event shall the definition of Hazardous Substances be deemed to include janitorial supplies customarily used in the maintenance of commercial buildings similar to the Building.

      10.4 NOTICE OF CLAIMS. Landlord and Tenant shall immediately advise the other in writing of, and provide the other with a copy of: (1) any notices of violation or potential or alleged violation of any Environmental Law which are received by either of them from any governmental agency; (2) any and all inquiry, investigation, enforcement, clean-up, removal or other governmental or regulatory actions instituted or threatened relating to either of them or the Premises or Project; and (3) all claims made or threatened by any third party against either of them or the Premises or Project relating to any Hazardous Substances.

      10.5 UNDERGROUND STORAGE TANKS. The approved Working Drawings may, at Tenant's election, include a diesel fuel storage tank of a size and location reasonably approved by Landlord ("Storage Tank"), and Tenant shall have the exclusive right and obligation to use, maintain and repair the Storage Tank during the Term of the Lease, at the Tenant's sole cost and expense, and to receive, store and dispense products in and from such tanks solely for use by Tenant in strict conformity with (a) conditions or other rules and orders of governmental agencies, (b) any permits issued for the use of such Storage Tank by any authorized governmental agency, copies of which permits shall be delivered to the Landlord within 30 days of issuance, and (c) all terms and conditions of this Lease. The Storage Tank must be placed above ground unless Landlord and Tenant reasonably agree that it is not feasible. Tenant shall deliver to Landlord, on a periodic basis and at its sole cost and expense, the results of monitoring of any such Storage Tank as may be reasonably required by Landlord. The Tenant's obligations to repair and maintain the Building, as set forth in Section 17, and to insure the Premises as set forth in Section 21, shall extend to any such Storage Tank. The indemnity contained in this Section 10 shall also apply to such Storage Tank, for the benefit of the Landlord and Landlord's Agents. Within sixty (60) days of the expiration or termination of this Lease, Tenant, at its sole cost, shall remove any Storage Tank, and remediate any adverse conditions resulting therefrom in strict conformity with rules and orders of all applicable governmental agencies.

      11. (INTENTIONALLY OMITTED)

      12. ALTERATIONS

      12.1 MINOR NON-STRUCTURAL ALTERATIONS. After completion of the initial Tenant Improvements by Tenant pursuant to the Work Agreement, Tenant shall not make or permit any further alterations, additions or improvements (including without limitation, lighting, HVAC, life safety, electrical, partitioning and carpentry installations) (collectively, "Alterations") in, on or about the Premises, except for minor non-structural Alterations such as counters, shelves and other trade fixtures necessary for Tenant's use of the Premises and other non-structural Alterations not exceeding Five Thousand and no/100ths Dollars ($5,000.00) in cost, per alteration, without the prior written consent of Landlord. All such Alterations shall, at Landlord's written request, be removed from the Premises by Tenant upon the termination of the Lease.

      12.2 OTHER ALTERATIONS. Notwithstanding Section 12.1, without the prior written consent of Landlord, which may be granted or withheld in Landlord's sole discretion, Tenant shall not make any (i) alterations to the exterior of the Building; (ii) alterations to or penetrations of the roof of the Building; (iii) alterations visible from outside the Building except as permitted in Section 9.4; or (iv) any Alterations of a structural nature. Otherwise, Tenant shall have the right to make non-structural Alterations only with Landlord's prior written consent, which shall not be unreasonably withheld, and only in accordance with plans and specifications reasonably approved by Landlord in writing. All such Alterations shall be installed by a licensed contractor, at Tenant's sole expense, in compliance with all applicable Laws and permit requirements, shall be done in a good workmanlike manner conforming to quality and design with the Premises existing as of the Commencement Date, and shall not diminish the value of either the Building or the Premises. Unless otherwise agreed to in writing by Landlord all such Alterations made by Tenant shall be and become the property of Landlord upon installation and shall not be deemed Tenant's Property; provided, however, that Landlord may, at Landlord's option exercised in writing by Landlord and as part of the Landlord's approval of any such Alterations, require that Tenant, at Tenant's expense, remove any and all Alterations installed by Tenant and return the Premises to their condition as of the Commencement Date of the Lease, normal wear and tear excepted and subject to the provisions of Section 23. If Landlord does not condition its approval on the requirement that Tenant remove such Alterations, then, in no event shall Tenant be required to remove the same at the termination of the Lease. In no event shall any approvals given by Landlord under this Lease constitute any warranty by Landlord to Tenant of the adequacy of the design, workmanship or quality of such work or materials for Tenant's intended use or impose any liability upon Landlord in connection with the performance of such work.

      12.3 COMPLIANCE WITH LEGAL REQUIREMENTS. Tenant shall, at its sole cost and expense, promptly comply with all Laws now in force or which may hereafter be in force ("Laws"), with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, with any direction or occupancy certificate issued pursuant to any law by any public officer or officers, as well as the provisions of all recorded documents affecting the Premises, insofar as they relate to or affect the use or occupancy of the Premises or any elements of the Premises that Tenant is obligated to maintain under this Lease. Tenant's obligation to comply with Laws shall include making such alterations, additions and/or capital improvements to the Premises as may be necessary to bring the same into compliance with applicable Laws, as the same may be enacted, amended or interpreted from time to time during the Term ("Compliance Changes"). All Compliance Changes shall be subject to the other terms and conditions of this Lease that govern alterations. Landlord and Tenant intend that Tenant shall be responsible for Compliance Changes regardless of the amount of the cost of such compliance relative to the total consideration to be paid by Tenant under this Lease or the duration of the term. The parties have included this obligation and have expressly allocated the cost of Compliance Changes based on the rental rate and other consideration given to Tenant under this Lease. Tenant acknowledges that Landlord would have demanded a higher rental rate absent this allocation of Compliance Changes. Tenant agrees that the implementation of Compliance Changes may interfere with its quiet enjoyment of the Premises, but such interference shall not excuse Tenant from its compliance obligations nor its other obligations under this Lease. Compliance Changes shall include, without limitation, changes necessitated by future amendments or additions to the American with Disabilities Act, laws concerning the structural integrity of the Premises and the Building such as seismic retrofits, and all requirements relating to Hazardous Substances (as hereafter defined), fire or life safety systems and similar requirements. Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord) and hold harmless Landlord from all claims, causes of action, liabilities, penalties, fines, damages, losses or expenses (including reasonable attorneys' fees and costs and court costs) threatened against or incurred by Landlord as a result of Tenant's failure to comply with this Section 12.3. Notwithstanding anything to the contrary set forth herein, Tenant shall be responsible for a portion of the expenses associated with Compliance Changes arising during the last three (3) years of the Term calculated by multiplying the total of such expenses by a fraction, the numerator being the number of months remaining in the Term (including any exercised options), and the denominator being the number of months in the full Term (including any previously exercised options), calculated as of the date such Compliance Changes arise. In association therewith, Tenant shall forfeit its right to exercise unexercised extension options, as permitted under Section
39.1 of the Addendum to this Lease, if Tenant exercises its right to pay only a percentage of the expenses associated with the Compliance Changes as provided in the foregoing sentence. This indemnity obligation shall survive the expiration or earlier termination of this Lease.

      12.4 NOTICE TO LANDLORD. Before the actual commencement of any work for which a claim or lien may be filed, Tenant shall give Landlord notice of the intended commencement date a sufficient time before that date to enable Landlord to post notices of non-responsibility or any other notices which Landlord deems necessary for proper protection of Landlord's interest in the Premises, Building or the Project, and Landlord shall have the right to enter the Premises and post such notices at any reasonable time. Landlord may require at Landlord's sole option, that Tenant provide to Landlord, at Tenant's expense, a lien and completion bond in an amount equal to at least one and one-half (1 -1/2) times the total estimated cost of any Alterations to be made in or to the Premises, to protect Landlord against any liability for mechanic's and materialmen's liens and to insure timely completion of the work.

      13. SURRENDER OF THE PREMISES. Upon expiration, or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord in its condition existing as of the Commencement Date, normal wear and tear and fire or other casualty excepted, with all interior walls repaired if marked or damaged, all carpets shampooed and cleaned, the HVAC equipment serviced and repaired by a reputable and licensed service firm, and all uncarpeted floors cleaned and waxed. Tenant shall remove from the Premises all of Tenant's Alterations required to be removed pursuant to Section 12, and repair any damage and perform any restoration work caused by such removal. If Tenant is then in default of any of its obligations to pay Rent or any other monetary sums to Landlord hereunder, Tenant shall only remove such Alterations and Tenant's Property as specified in written notice from Landlord to Tenant. If Tenant fails to remove such Alterations and Tenant's Property within ten (10) days after expiration of the Term or termination of this Lease, Landlord may retain such property and all rights of Tenant with respect to it shall cease, or Landlord may place all or any portion of such property in public storage for Tenant's account. Tenant shall be liable to Landlord for costs of removal of any such Alterations and Tenant's Property and storage and transportation costs of same, and the cost of repairing and restoring the Premises, together with interest at the Interest Rate from the date of expenditure by Landlord. If the Premises are not so surrendered at the termination of this Lease, Tenant shall indemnify Landlord and its Agents against all costs, claims, loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant, losses to Landlord due to lost opportunities to lease to succeeding tenants, and attorneys' fees and costs.

      14. HOLDING OVER. If Tenant remains in possession of all or any part of the Premises after the expiration of the Term, with the express or implied consent of Landlord, such tenancy shall be month-to-month only and shall not constitute a renewal or extension for any further term. In such event, Base Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Base Rent payable during the last month of the Term, and any other sums due hereunder shall be payable in the amounts and at the times specified in this Lease. Such month-to-month tenancy shall be subject to every other term, condition and covenant contained herein.

      15. REAL PROPERTY TAXES AND ASSESSMENTS

      15.1 REAL PROPERTY TAXES, PAYMENT BY TENANT. Tenant shall pay all Real Property Taxes and personal property taxes levied against and due and payable with respect to the Premises and Tenant's Property during the Term as they shall respectively become due and payable. Landlord agrees to forward to Tenant all notices and tax bills pertaining to the Premises upon receipt. Within thirty
(30) days after Tenant receives the notice and tax bill from Landlord, Tenant shall provide Landlord with satisfactory evidence that such taxes and assessments have been paid in full. If Tenant shall fail to pay any Real Property Taxes before penalties and/or interest are accrued, Landlord shall have the right, but not the obligation, to (i) pay the same, in which case Tenant shall immediately repay such amount to Landlord including interest at the Interest Rate from the date paid by Landlord until the date of payment by Tenant; or (ii) exercise any and all remedies available to Landlord pursuant to
Section 26.

      15.2 SEPARATE PARCEL. If the Premises are not assessed as a separate tax parcel, then Landlord shall reasonably, equitably and in good faith apportion the Real Property Taxes assessed against the real property which includes the Premises, and Tenant shall pay the amount of Real Property Taxes apportioned to the Premises.

      15.3 PRORATION. Tenant's liability to pay Real Property Taxes shall be prorated on the basis of a 360-day year to account for any fractional portion of a fiscal tax year included at the commencement or expiration of the Term. If this Lease terminates on a date earlier than the end of a fiscal tax year, Landlord shall deliver to Tenant a statement setting forth the amount of Real Property Taxes to be paid by Tenant adjusted to the date of termination which shall be paid within five (5) days of such receipt.

      16. UTILITIES AND SERVICES. Tenant shall be responsible for and shall pay promptly all charges for water, gas, sewer rental, sewer utilization surcharges, electricity, telephone, data communication, refuse pickup, janitorial service and all other utilities, materials and services furnished directly to or used by Tenant in, on or about the Premises during the Term, together with any taxes thereon. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service furnished to the Premises, except that resulting from the acts or omission of Landlord or anyone acting by, through or under Landlord. Notwithstanding anything to the contrary set forth herein, Landlord shall be required to provide the Building with access to all utilities services as an integral part of the Building Shell Construction.

      17. REPAIR AND MAINTENANCE

      17.1 BUILDING. Tenant shall at all times and at its own expense clean, keep and maintain in good, safe and sanitary order, condition and repair the Premises and every part thereof, except as expressly provided hereafter. Tenant's repair and maintenance obligation shall include, without limitation, the subflooring, interior walls, roof repairs and replacement (excepting the structural elements), all Tenant Improvements, all plumbing and sewage facilities within the Building, fixtures, floors, ceilings, doors, entrances, skylights, all electrical facilities and equipment, lighting fixtures, fans and any exhaust equipment and systems, any automatic fire extinguisher equipment within the Building, electrical motors and all other appliances and equipment of every kind and nature located in, upon or about the Building. Tenant shall at its sole cost and expense obtain HVAC systems preventive maintenance contracts for bimonthly or monthly service in accordance with manufacturer recommendations, which maintenance contracts shall be subject to the reasonable approval of Landlord. Landlord shall be responsible for the foundation, structural and weather-resistance features of the exterior walls and structural elements of the roof. Washing and repairs of exterior windows and painting of the building's exterior walls shall be performed by Landlord and included in Common Area Expenses.

      17.2 COMMON AREAS. Landlord shall maintain and repair the Common Area in good, safe and sanitary manner and in compliance with all applicable laws, codes, statutes, rules, and regulations. Landlord shall at all times have exclusive control of the Common Area and may at any reasonable time temporarily close any part thereof, exclude and restrain anyone from any part thereof, except the bona fide customers, employees and invitees of tenant who use such areas in accordance with the reasonable rules and regulations as Landlord may from time to time promulgate, and may reasonably change the configuration or location of the Common Area provided Tenant shall always have access to the Building and parking areas adjacent thereto. In exercising any such rights, Landlord shall use diligent efforts to minimize any disruption of Tenant's business. Landlord shall have the right to reconfigure the parking area and ingress to and egress from the parking area, and to modify the directional flow of traffic of the parking areas provided Tenant shall always have access to Building and parking areas adjacent thereto.

      18. LIENS. Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant (with the exception of work performed by Landlord) and Tenant hereby indemnifies and holds Landlord and Landlord's Agents harmless from all costs, claims, expenses, fees or other liability, including attorneys' fees and costs, in connection with or arising out of any such lien or claim of lien. Tenant shall cause any such lien imposed to be released of record by payment or posting of a proper bond acceptable to Landlord within ten (10) days after imposition of the lien. If Tenant fails to so remove or bond over said lien within the prescribed ten (10) day period, then Landlord may do so at Tenant's expense and Tenant's reimbursement to Landlord for such amounts shall be deemed additional Rent. Such reimbursement shall include all sums disbursed, incurred or deposited by Landlord including Landlord's costs, expenses and reasonable attorneys' fees with interest thereon at the Interest Rate.

      19. LANDLORD'S RIGHT TO ENTER THE PREMISES. Landlord and Landlord's Agents shall have the right to enter the Premises at all reasonable times upon reasonable notice to Tenant, except that no prior notice shall be required in the event of an emergency, to inspect the Premises; post Notices of Nonresponsibility, "For Lease" signs and similar such signs and notices; show the Premises to interested parties such as prospective lenders, purchasers, and tenants (with respect to prospective tenants, only in the last year of the Term if Tenant's options to extend has not been exercised); make necessary Alterations or repairs; and cure a default (as defined in Section 26) by Tenant under this Lease. The exercise by Landlord of its rights hereunder shall not result in an abatement of Rent and shall have no effect on any of Tenant's obligations under this Lease.

      20. SIGNAGE. Landlord shall design, construct and install exterior signage for Tenant in accordance with the terms and conditions of the Work Agreement, which signage shall include a shared monument sign and one parapet building sign in locations reasonably acceptable to Tenant. The costs to design, construct and install the foregoing exterior signage shall be paid from the TI Allowance. Tenant shall not have the right to install or maintain Tenant identification signage in any location in, on or about the Premises and shall not display or erect any Tenant identification signage or other advertising material that is visible from the exterior of the Building except as expressly provided in the Work Agreement.

      21. INSURANCE AND INDEMNITY

      21.1 TENANT'S INDEMNIFICATION AND WAIVER. To the fullest extent permitted by Law, Tenant releases Landlord and Landlord's Agents from, and waives all claims for, damage to person or property sustained by Tenant or any occupant of the Premises or the Project resulting directly or indirectly from any existing or future condition, defect, matter or thing in and about the Premises or the Project, or resulting from any accident in or about the Premises or the Project, or resulting directly or indirectly from any act or neglect of any tenant or occupant of the Project or of any other person, including Landlord or Landlord's Agents, except to the extent caused solely by Landlord's gross negligence, reckless disregard or willful misconduct. Without limiting the generality of the foregoing, Landlord and Landlord's Agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, glass, tile or sheetrock, steam, gas, electricity, water or rain which may leak from any part of the Premises, or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or whatsoever, unless solely caused by the gross negligence or willful acts of Landlord or its Agents and not part of Tenant's insurance obligations hereunder. Notwithstanding anything to the contrary set forth herein, Landlord shall enforce all warranties related to Landlord's Work (or assign such rights to Tenant). Tenant hereby agrees to defend (with attorneys reasonably acceptable to Landlord), indemnify, protect, and hold harmless Landlord and Landlord's Agents from and against any and all damage, loss, liability or expense including, without limitation, attorneys' fees and legal costs suffered directly or by reason of any claim, suit or judgment directly or indirectly arising from or relating to the use or occupancy of the Premises by Tenant or the acts or omissions of the Tenant, its agents, employees or any contractors. The foregoing release and indemnity shall survive this Lease to the extent the event that is the object of such waiver or indemnification occurred prior to the expiration or termination of this Lease.

      21.2 TENANT'S INSURANCE. Tenant agrees to maintain in full force and effect at all times during the Term, or any renewal thereof, at its own expense, for the protection of Tenant and Landlord, as their interests may appear, policies of insurance which afford the following coverages:

            (a) Worker's compensation -- Statutory limits.

            (b) Employer's liability -- Not less than Five Hundred Thousand Dollars ($500,000.00).

            (c) Comprehensive general liability insurance in an amount not less than Five Million Dollars ($5,000,000.00) combined single limit for both bodily injury and property damage, which includes blanket contractual liability, broad form property damage, personal injury, completed operations, products liability, fire damage, and legal liability, naming Landlord and Landlord's Agents as additional insureds.

            (d) "All Risk" property insurance (including, without limitation, earthquake (if required by any construction or permanent lender, and only if such coverage is generally and customarily required in the County by landlords and is available to Tenant at commercially practicable rates), vandalism, malicious mischief, inflation endorsement for the replacement cost, and sprinkler leakage endorsement) on the Premises, including, without limitation, the Building Shell, the Tenant Improvements, and Tenant's Improvements located on or in the Premises, and any Alterations constructed or installed on the Premises. Such insurance shall be in the full amount of the replacement cost, as the same may from time to time increase as a result of inflation or otherwise, and shall be in a form providing coverage comparable to the coverage provided in the standard ISO All-Risk form. The insurance shall name Landlord and Landlord's Agents as named insureds and include a lender's loss payable endorsement in favor of Landlord's lender (Form 438 BFU Endorsement). As long as this Lease is in effect, the insurance on Tenant's Improvements shall be used for the repair and replacement of such items so insured.

            (e) Rental interruption insurance covering those risks referred to in (d), above, in an amount equal to the Monthly Rent (and any other sums payable under the Lease) for a period of at least twelve (12) months commencing with the date of loss.

            (f) Boiler and machinery insurance including but not limited to steam pipes, pressure pipes, condensation return pipes and other pressure vessels and HVAC equipment, including miscellaneous electrical apparatus, in an amount satisfactory to Landlord.

      21.3 TENANT'S CERTIFICATES. Tenant shall deliver to Landlord at least thirty (30) days prior to the time such insurance is first required to be carried by Tenant, and thereafter at least thirty (30) days prior to expiration of each such policy, certificates of insurance evidencing the above coverage with limits not less than those specified above. The certificates shall name Landlord as an additional insured, and shall expressly provide that the interest of Landlord therein shall not be affected by any breach of Tenant of any policy provision for which such certificates evidence coverage. Further, all certificates shall expressly provide that no less than thirty (30) days' prior written notice shall be given to Landlord in the event of cancellation of the coverages evidenced by such certificates.

      21.4 INCREASED COVERAGE. Upon demand, Tenant shall provide Landlord, at Tenant's expense, with such increased amount of existing insurance, and such other insurance as Landlord or Landlord's lender may reasonably require to afford Landlord and Landlord's lender adequate protection, provided that such increased coverage is generally required by landlords in the County for similar buildings, and further provided that such increased coverage is available at commercially practicable rates.

      21.5 CO-INSURER. If, on account of the failure of Tenant to comply with the foregoing provisions, Landlord is adjudged a co-insurer by its insurance carrier, then, any loss or damage Landlord shall sustain by reason thereof, including attorneys' fees and costs, shall be borne by Tenant and shall be immediately paid by Tenant upon receipt of a statement therefore and evidence of such loss.

      21.6 NO LIMITATION OF LIABILITY. Landlord and its agents make no representation that the limits of liability specified to be carried by Tenant under this Lease are adequate to protect Tenant and shall not operate to limit or modify Tenant's liability and obligations under this Lease. If Tenant believes that any such insurance coverage is insufficient, Tenant shall provide, at its own expense, such additional insurance as Tenant deems adequate.

      21.7 TENANT'S INSURANCE REQUIREMENTS. All such insurance obtained hereunder shall a) be in a form reasonably satisfactory to Landlord and shall be carried with companies that have a general policyholder's rating of not less than "A" and a financial rating of not less than Class "X" in the most current edition of Best's Insurance Reports; b) provide that such policies shall not be subject to material alteration or cancellation except after at least thirty (30) days' prior written notice to Landlord; and c) be primary as to Landlord. The policy or policies, or duly executed certificates for them, together with satisfactory evidence of payment of the premium thereon shall be deposited with Landlord prior to the Commencement Date, and upon renewal of such policies, not less than thirty (30) days prior to the expiration of the term of such coverage. If Tenant fails to procure and maintain the insurance required hereunder, Landlord may, but shall not be required to, order such insurance at Tenant's expense and Tenant's reimbursement to Landlord for such amounts shall be deemed Additional Rent. Such reimbursement shall include all sums disbursed, incurred or deposited by Landlord including Landlord's costs, expenses and reasonable attorneys' fees with interest thereon at the Interest Rate.

      21.8 LANDLORD'S INDEMNIFICATION. Landlord hereby agrees to defend (with attorneys reasonably acceptable to Tenant), indemnify, protect, and hold harmless Tenant and its agents, employees, contractors, licensees and invitees from and against any and all damage, loss, liability or expense including, without limitation, attorneys' fees and legal costs sustained by any person on the Common Areas of the Project unless such damage, loss, liability or expense is caused by Tenant, it agents, employees or contractors. The foregoing indemnity shall survive this Lease to the extent the event that is the object of such indemnification occurred prior to the expiration or termination of this Lease.

      21.9 LANDLORD'S INSURANCE; LANDLORD'S CERTIFICATES. Landlord shall secure and maintain commercial general liability insurance with respect to the Common Areas of the Project in such amount as Landlord shall determine, such insurance to be in addition to, and not in lieu of, the liability insurance required to be maintained by Tenant. In addition, Landlord may secure and maintain rental income insurance. Landlord shall deliver to Tenant at least thirty (30) days prior to the time such insurance is first required to be carried by Landlord, and thereafter at least thirty (30) days prior to expiration of each such policy, certificates of insurance evidencing the coverage described in this
Section 21.9. The certificates shall name Tenant as an additional insured, and shall expressly provide that the interest of Tenant therein shall not be affected by any breach of Landlord of any policy provision for which such certificates evidence coverage. Further, all certificates shall expressly provide that no less than thirty (30) days' prior written notice shall be given to Tenant in the event of cancellation of the coverages evidenced by such certificates.

      22. WAIVER OF SUBROGATION. Landlord and Tenant each hereby waive all rights of recovery against the other on account of loss and damage occasioned to such waiving party for its property or the property of others under its control to the extent that such loss or damage is required to be insured against hereunder. Tenant and Landlord shall, upon obtaining policies of insurance required hereunder, give notice to the insurance carrier that the foregoing mutual waiver of subrogation is contained in this Lease and Tenant and Landlord shall cause each insurance policy obtained by such party to provide that the insurance company waives all right of recovery by way of subrogation against either Landlord or Tenant in connection with any damage covered by such policy.

      23. DAMAGE OR DESTRUCTION

      23.1 LANDLORD'S OBLIGATION TO REBUILD. If the Premises are damaged or destroyed, Landlord shall promptly and diligently repair the Premises unless it has the right to terminate this Lease as provided herein and it elects in writing to so terminate.

      23.2 LANDLORD'S RIGHT TO TERMINATE. Landlord and Tenant, each shall have the right to terminate this Lease in the event any of the following events occurs:

            (a) Insurance proceeds are not available to pay one hundred percent (100%) of the cost of such repair, excluding the deductible for which Tenant shall be responsible and neither Landlord nor Tenant agrees to pay any resulting shortfall in cash;

            (b) The Premises cannot, with reasonable diligence, be fully repaired by Landlord within one hundred twenty (120) days after the date of the damage or destruction; or

            (c) The Premises cannot be safely repaired because of the presence of hazardous factors, including, but not limited to, earthquake faults, radiation, chemical waste and other similar dangers.

      If either party elects to terminate this Lease, it shall give the other party written notice of its election to terminate within thirty (30) days after such damage or destruction, and this Lease shall be deemed to have terminated on the date of the damage. If neither party elects to terminate the Lease, Landlord shall promptly, following the date of such damage or destruction, commence the process of obtaining necessary permits and approvals, and shall commence repair of the Premises or the Building as soon as practicable and thereafter prosecute the same diligently to completion, in which event this Lease will continue in full force and effect. All insurance proceeds payable from insurance supplied pursuant to Section 21, excluding proceeds for Tenant's

Property, shall be disbursed and paid to Landlord. Tenant shall be required to pay to Landlord the amount of any deductibles payable in connection with any insured casualties, unless the casualty was caused by the sole negligence or willful misconduct of Landlord or Landlord's Agents, or breach of any of its obligations herein.

      23.3 LIMITED OBLIGATION TO REPAIR. Landlord's obligation, should the Lease not be terminated as permitted in Section 23.2 above, shall be limited to the basic Building Shell and the Tenant Improvements, and Tenant shall, at its sole cost and expense, replace or fully repair Tenant's Property and any Alterations installed by Tenant and existing at the time of such damage or destruction.

      23.4 ABATEMENT OF RENT. Rent shall be temporarily abated equitably and proportionately to Tenant's loss of use of the Premises, for as long as Tenant is precluded from using any portion of the Premises for its intended use, but only to the extent of any proceeds entitled to be received by Landlord from rental interruption insurance described in 21.2(e). Such abatement shall commence upon such damage or destruction and end upon substantial completion by Landlord of the repair or reconstruction which Landlord is obligated or undertakes to do. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, damage to Tenant Improvements or any inconvenience occasioned by such damage, repair or restoration. Tenant hereby waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code, and the provisions of any similar law hereinafter enacted.

      23.5 DAMAGE NEAR END OF TERM. Anything herein to the contrary notwithstanding, if the Premises are materially destroyed or materially damaged during the last twelve (12) months of the then current Term, then Landlord may, at its option, cancel and terminate this Lease as of the date of the occurrence of such damage, provided, however that minimal or insubstantial damage or destruction to the Premises or damage which can be repaired within ninety (90) days shall not be an occurrence giving rise to Landlord's right to terminate this Lease pursuant to this Section 23.5. If Landlord does not elect to so terminate this Lease, the repair of such damage shall be governed by Sections
23.1 or 23.2, as the case may be. If this Lease is terminated, Landlord may keep all the insurance proceeds resulting from such damage. Notwithstanding the foregoing, if Tenant commits in writing to exercise its extension option, then the terms of Section 23.2 and not this Section 23.5 shall govern repair and rebuilding of the Premises.

      23.6 REPAIR COST. The determination, so long as reasonable and in good faith by Landlord's licensed architect of the estimated cost of repair or replacement of any damage or of the estimated time period required for repair shall be conclusive for the purposes of this Section 23.

      24. CONDEMNATION. If title to (i) all of the Premises or so much thereof is taken or appropriated for any public or quasi-public use under any statute or by right of eminent domain so that reconstruction of the Premises will not, in Landlord's and Tenant's mutual reasonable judgment, result in the Premises being suitable for Tenant's continued occupancy for the uses and purposes permitted by this Lease or (ii) so much of the Common Areas (including parking) as to materially interfere with Tenant's rights to vehicular and pedestrian access to the Premises, this Lease shall terminate as of the date that possession of the Premises or part thereof be taken. If any part of the Premises is taken and the remaining part is commercially suitable for Tenant's continued occupancy for the purposes and uses permitted by this Lease shall, as to the part so taken, terminate as of the date that possession of such part of the Premises is taken. If the Premises is so partially taken the Rent and other sums payable hereunder shall be reduced in the same proportion that Tenant's use and occupancy of, and/or access to, the Premises is reduced. No award for any partial or entire taking shall be apportioned. Tenant assigns to Landlord its interest in any award which may be made in such taking or condemnation, together with any and all rights of Tenant arising in or to the same or any part thereof. Notwithstanding the generality of the foregoing, Tenant shall not have the right to any bonus value of Tenant's leasehold interest in the Premises. Nothing contained herein shall be deemed to give Landlord any interest in or require Tenant to assign to Landlord any award made or allocated to Tenant for the taking of Tenant's Property, for the interruption of Tenant's business, or its moving costs. Each party agrees to execute and deliver to the other all instruments that may be required to effectuate the provisions of this Section 24.

      25. ASSIGNMENT AND SUBLETTING

      25.1 TRANSFERS. Except for "Permitted Transfers" (as defined BELOW), Tenant shall not sell, assign, encumber or otherwise transfer by operation of law or otherwise this Lease or any interest herein, sublet the Premises or any part thereof, or permit any other person to occupy or use the Premises or any portion thereof (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers," and any person to whom any Transfer is made or sought to be made is hereafter sometimes referred to as "Transferee"), without the prior written consent of Landlord, which consent shall not be unreasonably withheld. In the event Tenant seeks Landlord's consent to a Transfer, Tenant shall give Landlord written notice ("Transfer Notice") of such request at least thirty (30) days in advance of the proposed Transfer date. The Transfer Notice shall include: (i) a description of the portion of the Premises to be transferred (the "Subject Space"), (ii) all of the material information of the proposed Transfer and the consideration therefor, (iii) current financial statements of the proposed Transferee, and (iv) any other information reasonably required by Landlord. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease. Whether or not Landlord shall grant consent, Tenant shall pay Landlord's review and processing fees, as well as any reasonable legal fees incurred by Landlord, within thirty (30) days after written request by Landlord. Notwithstanding the foregoing, Landlord shall not have the right to withhold consent to, and the following shall be deemed permitted transfers ("Permitted Transfers") hereunder:
Tenant's assignment of its interest under this Lease to (i) a corporation or other entity which is the parent of, subsidiary to, or affiliated with Tenant, or (ii) a corporation or other entity resulting from any consolidation, reorganization or merger with Tenant. Additionally, if Tenant is purchased by an entity, or some or all of its employees, or "spun off" by its parent corporation and after such transaction Tenant is publicly traded and has a net worth not less than Guarantor's net worth as of the date of the Lease, then such transaction shall be deemed a Permitted Transfer under this Section 25.

      25.2 LANDLORD'S CONSENT. Landlord shall notify Tenant in writing as to whether it consents to a proposed Transfer within fifteen (15) business days following receipt of a complete Transfer Notice. Without limitation as to other reasonable grounds for Landlord to withhold its consent, except with regard to Permitted Transfers, Tenant acknowledges and agrees that it would be reasonable for Landlord to withhold its consent if in Landlord's reasonable opinion the proposed Transferee: (i) would adversely affect the use and operation of the Premises by Landlord or other tenants in the Premises; (ii) would put the Premises to a use (other than the use permitted hereunder) that would violate any exclusive use rights granted by Landlord to any other tenant in the Project; or (iii) does not have, in Landlord's reasonable business judgment, sufficient net worth, operating income or creditworthiness to fulfill the obligations of Tenant under this Lease. If Landlord consents to any Transfer pursuant to this
Section 25.2 (and does not exercise any recapture rights Landlord may have under Section 25.4), Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises but only upon substantially the same terms and conditions as were set forth in the Transfer Notice.

      25.3 TRANSFER PREMIUM. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord one-half (1/2) of the "Transfer Premium," if any, received by Tenant by reason of such Transfer. "Transfer Premium" shall mean all rent or other consideration payable by such Transferee in excess of the Tenant's Base Rent determined on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred and paid by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, including without limitation, any design costs and tenant improvement allowances, (ii) any brokerage commissions paid in connection with the Transfer, (iii) the amount of any Base Rent and Additional Rent paid by Tenant to Landlord with respect to the Subject Space during the term of the Transfer (collectively, the "Subleasing Costs"). "Transfer Premium" shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or in excess of fair market value for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. The determination of the amount of the Transfer Premium shall be made on a monthly basis as rent or other consideration is received by Tenant under the Transfer. For purposes of calculating the Transfer Premium on a monthly basis, (i) Tenant's Subleasing Costs shall be deemed to be expended by Tenant in equal monthly amounts over the entire term of the Transfer.

      25.4 RECAPTURE RIGHTS. Landlord shall have no recapture rights under this
Section 25.4 if Tenant requests assignment and/or transfer of one-third (") or less of the total square footage of the Building. Following receipt of any Transfer Notice pursuant to which Tenant requests transfer of more than one-third (") of the total square footage of the Building, Landlord may, upon written notice to Tenant, advise Tenant of its intention to terminate this Lease. If Landlord notifies Tenant, Tenant may withdraw its request to transfer the Premises by written notice to Landlord, in which case this Lease shall continue as if no Transfer Notice was delivered to Landlord. If Tenant does not withdraw its transfer request by written notice to Landlord with seven (7) days after receipt of Landlord's election to terminate this Lease, Landlord may, if it elects, enter into a new lease with the intended Transferee or any other person on such Information as Landlord and such person may agree. Tenant shall not be entitled to any portion of the profit, if any, which Landlord may realize on account of such termination and reletting. Landlord's exercise of its aforesaid rights shall not be construed to impose any liability upon Landlord with respect to any real estate brokerage commission(s) or any other costs or expenses incurred by Tenant in connection with its proposed Transfer.

      25.5 NO RELEASE OF TENANT; LANDLORD'S REMEDIES. No Transfer by Tenant shall result in Tenant being released or discharged from any liability under this Lease. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease. In the event of default by any transferee under this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against the Transferee. Landlord may consent to subsequent Transfers or to amendments of or modifications to this Lease with the Transferees without notifying Tenant and without obtaining its consent to such amendments or modifications, and such action shall not relieve Tenant of liability under this Lease. Landlord's consent to one Transfer shall not be deemed to be a consent to any subsequent Transfer and any such transaction which does not comply with the provisions of this Section 25 shall be void and shall constitute a material event of default under this Lease.

      25.6 SALE OF STOCK OR OTHER INTERESTS. With the exception of Permitted Transfers, the following transactions shall constitute a Transfer for purposes of this Section 25. If Tenant is a corporation, partnership or limited liability company, any sale or other transfer, including by consolidation, merger or reorganization, of more than 50% of the voting stock, partnership interests or membership interests of Tenant in the aggregate during the Term shall constitute a "Transfer" for purposes of this Section 25.

      26. DEFAULT

      26.1 TENANT'S DEFAULT. A default under this Lease by Tenant shall exist if any of the following events shall occur:

            (a) Tenant fails to pay any installment of Monthly Rent or any other sum due and payable hereunder within five (5) days after the date when payment is due; provided that one time during each calendar year of the Term, Tenant shall be permitted a grace period, pursuant to which Tenant shall not be in default hereunder if Tenant pays the installment of monthly rent within five (5) days after written notice from Landlord;

            (b) Tenant shall have failed to perform any other term, covenant or condition of this Lease not requiring the payment of money, and Tenant shall have failed to cure such breach within thirty (30) days after written notice from Landlord; provided that Tenant shall not be deemed in default hereunder, if such failure is not curable within thirty (30) days and Tenant commences such cure within thirty (30) days after receipt of Landlord's notice and diligently prosecutes such cure to completion;

            (c) Tenant assigns its assets for the benefit of its creditors;

            (d) If Tenant files any voluntary petition in bankruptcy, or an involuntary petition against Tenant is filed and is not dismissed within thirty (30) business days of such filing;

            (e) The sequestration or attachment of or execution on any material part of Tenant's Property essential to the conduct of Tenant's business occurs, and Tenant fails to obtain a return or release of Tenant's Property within ten (10) business days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier;

            (f) Appointment of a trustee or receiver to take possession of all or substantially all of Tenant's assets or the Premises, where possession is not restored to Tenant within ten (10) business days; or

            (g) Tenant abandons the Premises.

      26.2 REMEDIES. Upon any default by Tenant, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

            (a) If an event of default exists even though Tenant has breached this Lease and/or abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate in writing Tenant's right to possession under the Lease, and Landlord may enforce all of its rights and remedies under this Lease, including (but without limitation) the right to recover Rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a landlord under Section 1951.4 of the Civil Code of the State of California or any amended or successor code section. Acts of maintenance or preservation, efforts to relet the Premises or the appointment of a receiver upon application of Landlord to protect Landlord's interest under this Lease shall not constitute an election to terminate Tenant's right to possession

            (b) Landlord may terminate Tenant's right to possession of the Premises at any time by giving written notice to that effect, and relet the Premises or any part thereof. Tenant shall be liable immediately to Landlord for all reasonable costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, broker's commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining Term of this Lease. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. On termination, Landlord has the right to remove all Tenant's Property and store the same at Tenant's cost and to recover from Tenant as damages:

                  (1) The worth at the time of award of unpaid Base Rent and other sums due and payable which had been earned at the time of termination;

                  (2) The worth at the time of award of the amount by which the unpaid Base Rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of such Base Rent and other payment loss that Tenant proves could have been reasonably avoided;

                  (3) The worth at the time of award of the amount by which the unpaid Base Rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of such Base Rent and other payment loss that Tenant proves could be reasonably avoided;

                  (4) Any other amount necessary which is to compensate Landlord for all the detriment directly caused by Tenant's failure to perform Tenant's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord:
                        (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new tenant or tenants; (iii) for leasing commissions; or (iv) for any other costs necessary or appropriate to relet the Premises; plus

                  (5) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.

            The "worth at the time of award" of the amounts referred to in Sections 26.2(b)(1) and 26.2(b)(2) is computed by allowing interest at the Interest Rate on the unpaid Base Rent and other sums due and payable from the termination date through the date of award. The "worth at the time of award" of the amount referred to in Section 26.2(b)(3) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

            (c) Landlord may, with or without terminating this Lease, re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this Section shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant.

      26.3 LANDLORD'S DEFAULT. Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within thirty (30) days after receipt of written notice by Tenant to Landlord specifying the nature of such default; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall have commenced such performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

      27. SUBORDINATION AND MORTGAGEE PROTECTION

      27.1 SUBORDINATION, NONDISTURBANCE AND ATTORNMENT. This Lease is and shall be expressly subject and subordinate at all times to the lien of any mortgage or trust deed now or hereafter encumbering fee title to the real property on which the Premises are located and/or the leasehold estate under any ground lease, and all amendments, extensions, renewals, replacements and modifications, unless such ground lease, mortgage, trust deed or the holder thereof, expressly provides or elects that the Lease shall be superior to such ground lease or mortgage or trust deed. If any such mortgage or trust deed is foreclosed (including any sale pursuant to a power of sale), or if any such ground lease is terminated, upon request of the holder of such mortgage or deed of trust ("Mortgagee") or the ground lessor, as the case may be, Tenant shall attorn to the purchaser at the foreclosure sale or to the ground lessor under such ground lease, as the case may be, provided, however, that such purchaser or ground lessor shall not be (i) bound by any payment of Base Rent for more than one month in advance except payments in the nature of security for the performance by Tenant of its obligations under this Lease; (ii) subject to any offset, defense or damages arising out of a default of any obligations of any preceding Landlord; (iii) bound by any amendment or modification of this Lease made without the written consent of the Mortgagee or ground lessor (if Tenant is provided written notice of Mortgagee's address); or (iv) liable for any security deposits not actually received in cash by or credited to such purchaser or ground lessor. This subordination shall be self-operative; provided that, so long as Tenant is not in default hereunder (for which the cure period has lapsed), Tenant's rights under this Lease shall not be disturbed and no further certificate or instrument of subordination need be required by any such Mortgagee or ground lessor. Tenant shall execute promptly any reasonable certificate or instrument that Landlord, Mortgagee or ground lessor may request provided that such document provides that so long as a default under this Lease has not occurred with respect to Tenant (for which the cure period has lapsed), such Mortgagee or ground lessor shall grant Tenant nondisturbance and recognize Tenant's rights under this Lease. Tenant hereby constitutes Landlord as Tenant's attorney-in-fact to execute such certificate or instrument for and on behalf of Tenant upon Tenant's failure to do so within fifteen (15) days of a request to do so.

      27.2 MORTGAGEE PROTECTION. Tenant agrees to give any Mortgagee, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has received written notice (by way of service on Tenant of a copy of an assignment of rents and leases, or otherwise) of the address of the Mortgagee. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagee shall have an additional thirty (30) days after receipt of notice thereof within which to cure such default or if such default cannot be cured within that time, then such additional notice time as may be necessary, if, within such thirty (30) days, the Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including commencement of foreclosure proceedings or other proceedings to acquire possession of the real property, if necessary to effect such cure). Such period of time shall be extended by any period within which such Mortgagee is prevented from commencing or pursuing such foreclosure proceedings or other proceedings to acquire possession of the real property by reason of Landlord's bankruptcy. Until the time allowed as aforesaid for Mortgagee to cure such defaults has expired without cure, Tenant shall have no right to, and shall not, terminate this Lease on account of default. This Lease may not be modified or amended so as to reduce the Rent or shorten the Term, or so as to adversely affect in any other respect to any material extent the rights of the Landlord, nor shall this Lease be canceled or surrendered, without the prior written consent, in each instance, of the Mortgagee.

      28. NOTICES. Any notice or demand required or desired to be given under this Lease shall be in writing and shall be deemed given when personally served or upon delivery by confirmed facsimile transmission or one business day after being deposited with Federal Express or other nationally recognized overnight courier service or on the third business day after such notice was deposited in the United States mail, registered or certified, and postage prepaid, addressed to the party to be served. At the date of execution of this Lease, the addresses of Landlord and Tenant are as set forth in the Basic Lease Provisions of this Lease. After the Commencement Date, the address of Tenant shall be the address of the Premises. Either party may change its address by giving notice of same in accordance with this Section 28.

      29. QUIET ENJOYMENT. Landlord covenants that Tenant, upon performing the terms, conditions and covenants of this Lease, shall have quiet and peaceful possession of the Premises as against any person claiming the same.

      30. TENANT'S STATEMENTS. Tenant shall, within ten (10) business days following any written request by Landlord, do the following:

      30.1 ESTOPPEL CERTIFICATES. Execute and deliver to Landlord and/or Landlord's construction, permanent or interim lender, any ground Lessor under a ground lease and any third-party purchaser of Landlord's interest in the Premises, any documents, including estoppel certificates, in the form prepared by Landlord (a) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the Rent and other charges are paid in advance, if any; (b) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord, or, if there are uncured defaults on the part of the Landlord, stating the nature of such defaults; (c) confirming the term of the Lease; d) confirming the rent and other charges payable under this Lease and the amount of any security deposit paid by Tenant; (e) describing the nature of any unfulfilled construction or improvement obligations of Landlord, if any; and (f) confirming or describing any such other matters as may be required either by (i) any lender making a loan to Landlord to be secured by deed of trust or mortgage covering Landlord's interest in the Premises, or (ii) any purchaser of the Premises from Landlord. Tenant's failure to deliver an estoppel certificate within ten (10) days after delivery of Landlord's written request therefore shall be conclusive upon Tenant (a) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) that there are now no uncured defaults in Landlord's performance, and (c) that no Rent has been paid in advance, and shall constitute Landlord as Tenant's attorney-in-fact to execute any such estoppel certificate on behalf of Tenant.

      30.2 FINANCIAL STATEMENTS. Prior to the Commencement Date and at all reasonable times in connection with giving any estoppel certificate under
Section 30.1 or any time that Tenant shall be in default of this Lease, deliver to Landlord current financial statements and financial statements of the two (2) years prior to the current financial statements, for both Tenant and any guarantor of this Lease. Said financial statements shall provide balance sheet and profit and loss statements including year-to-date actual versus projected operating results and shall be presented in accordance with the then prevailing standards published by the American Institute of Certified Public Accountants (AICPA). Financial information provided to Landlord that is not publicly available will be held in a confidential manner and will not be released to third parties without the consent of Tenant. Tenant acknowledges Landlord's need to release Tenant's and any guarantor's financial information for financing and sale purposes and will not unreasonably withhold said consent.

      31. TRANSFER OF THE PREMISES BY LANDLORD. In the event of any conveyance of the Premises and assignment by Landlord of this Lease, Landlord shall be and is hereby entirely released from all liability under any and all of its covenants and obligations arising under this Lease after the date of such conveyance and assignment to the extent that the same are assumed by such assignee in writing and Tenant can lawfully rely on the same.

      32. LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS. If Tenant shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease and all cure periods have lapsed, Landlord may, but shall not be obligated to and without waiving or releasing Tenant from any obligation of Tenant under this Lease, make such payment or perform such other act to the extent Landlord may deem desirable, and in connection therewith, pay expenses and employ counsel. Landlord shall give Tenant reasonable prior notice of its intention to perform Tenant's covenants hereunder. All sums so paid by Landlord and all penalties, interest and costs in connection therewith shall be due and payable by Tenant on the next day after any such payment by Landlord, together with interest thereon at the Interest Rate from such date to the date of payment thereof by Tenant to Landlord, plus collection costs and attorneys' fees. Landlord shall have the same rights and remedies for the nonpayment thereof as in the case of default in payment of Rent.

      33. LIMITATION OF LIABILITY OF LANDLORD. Tenant acknowledges and agrees that the liability of Landlord under this Lease shall be limited to its interest in the Premises, and any judgments rendered against Landlord shall be satisfied solely out of the proceeds of sale of its interest in the Premises. No member, manager, officer or partner of Landlord shall be named as a party in any suit or action (except as may be necessary to secure jurisdiction over Landlord) and no personal judgment shall lie against Landlord. Tenant agrees that the foregoing covenants and limitations shall be applicable to any obligation or liability of Landlord, whether expressly contained in this Lease or imposed by statute or at common law.

      34. BROKERS. Landlord and Tenant mutually warrant and represent that (a) each party has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease except for Cornish & Carey Commercial and Triton Commercial Real Estate, Inc., whose commissions shall be paid by Landlord pursuant to a separate written agreement, and (b) each party knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Landlord and Tenant each agree to indemnify and hold the other party and such other party's agents harmless from and against any and all liabilities or expenses, including attorneys' fees and costs, arising out of or in connection with claims made by any other broker or individual for commissions or fees resulting from Tenant's execution of this Lease.

      35. ACCEPTANCE. Presentation of this Lease form by Landlord shall not constitute an offer to lease the Premises, and under no circumstances shall such presentation be deemed to create an offer, option or reservation to lease the Premises for the benefit of Tenant. This Lease shall only become effective and binding upon full execution hereof by Landlord and Tenant and delivery of a fully signed counterpart original to Tenant.

      36. MODIFICATION FOR LENDER. If, in connection with Landlord's obtaining financing for the Premises or any portion thereof, Landlord's lender shall request reasonable modification to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent thereto, provided such modifications do not materially or adversely affect Tenant's rights hereunder and do not alter Tenant's monetary obligations or the Term in any manner.

      37. GENERAL

      37.1 CAPTIONS. The captions and headings used in this Lease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

      37.2 COUNTERPARTS. This Lease may be executed in one or more counterparts all of which shall constitute a single agreement, any fully executed counterpart of this Lease shall be deemed an original for all purposes.

      37.3 TIME. Time is of the essence for the performance of each term, condition and covenant of this Lease.

      37.4 SEVERABILITY. In case any one or more of the provisions contained herein, except for the payment of Rent, shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

      37.5 GOVERNING LAW. This Lease shall be construed and enforced in accordance with the laws of the State of California.

      37.6 CONSTRUCTION. Each party to this Lease has had full opportunity to review and negotiate its provisions and any ambiguities shall not be construed for or against any party. This Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

      37.7. NO RECORDING. Tenant shall have no right to record this Lease or a memorandum thereof without Landlord's written consent first obtained.

      37.8. QUITCLAIM. Upon any termination of this Lease, Tenant shall, at Landlord's request, execute, have acknowledged and deliver to Landlord a quitclaim deed of the Premises.

      37.9 GENDER; SINGULAR; PLURAL. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural.

      37.10 BINDING EFFECT. Subject to the provisions of Section 25, the covenants and agreements contained in this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      37.11 WAIVER. The waiver by either party hereto of any breach of any term, condition or covenant of this Lease shall not deemed to be a waiver of such provision or any subsequent breach of the same or any other term, condition or covenant of this Lease. Landlord's subsequent acceptance of Rent hereunder shall not be deemed to be a waiver of any breach preceding the time of acceptance of such payment. No covenant, term or condition of this Lease shall be deemed to have been waived unless such waiver is written and signed by the waiving party.

      37.12 ENTIRE AGREEMENT. This Lease together with the Exhibits attached hereto (which are incorporated herein by this reference) represent the entire agreement between the parties and supersedes all prior and contemporaneous agreements, discussions, representations and negotiations, whether oral or written, and there are no other agreements or representations between the parties except as expressed herein. No subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

      37.13 ATTORNEYS' FEES. In the event any action at law or equity or any arbitration proceeding is commenced by any party to interpret or enforce the terms hereof, the prevailing party in such action or proceeding shall be entitled to recover its costs and expenses incurred, including reasonable attorneys' fees, in addition to any other relief to which it may be entitled. The foregoing reference to arbitration shall not be construed as an agreement to arbitrate any dispute under this Lease.

      37.14 AUTHORITY. If Tenant is a corporation, partnership or limited liability company, each individual executing this Lease on behalf of said entity, as the case may be, represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity in accordance with its corporate bylaws, partnership agreement, operating agreement or other organizational documents, as the case may be, and that this Lease is binding upon said entity in accordance with its terms. If Landlord is a corporation, partnership or limited liability company, each individual executing this Lease on behalf of said entity, as the case may be, represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity in accordance with its corporate bylaws, partnership agreement, operating agreement or other organizational documents, as the case may be, and that this Lease is binding upon said entity in accordance with its terms.

      IN WITNESS WHEREOF, the parties have executed this Lease effective as of the date first written above.

LANDLORD:              HARBOUR PROPERTIES, LLC
                       a California limited liability company


                       By: /s/ Bill R. Poland
                           ------------------------------------
                       Name: Bill R. Poland
                             ----------------------------------
                       Title:  Manager
                               --------------------------------

TENANT:                WIRELESS FULFILLMENT SERVICES LLC,
                       a California limited liability company
                       By:  Brightpoint, Inc., its Managing Member

                       By: /s/ Steven E. Fivel
                           -------------------------------------
                       Name: Steven E. Fivel
                            ------------------------------------
                       Title:  Executive Vice President, General
                                 Counsel and Secretary
                            ------------------------------------

                                ADDENDUM TO LEASE

      THIS ADDENDUM TO LEASE is made a part of and incorporated into that certain Lease dated April 25, 2000 by and between HARBOUR PROPERTIES, LLC, a California limited liability company, as Landlord, and WIRELESS FULFILLMENT SERVICES LLC, a California limited liability company, as Tenant for the purpose of adding the following Sections 39 and 40 to the Lease:

      39.   OPTION TO EXTEND TERM

      39.1 OPTION PERIODS. Provided that Tenant is not in default hereunder (and all applicable cure periods have expired), either at the time of exercise or at the time the extended Term commences, Tenant shall have the option to extend the Term of this Lease for two (2) additional successive periods of five (5) years each ("First Option Period," and "Second Option Period," collectively referred to as the "Option Period" or "Option Periods") on the same terms, covenants and conditions provided herein, except that upon each such renewal the Base Rent due hereunder shall be determined pursuant to Section 39.2. Tenant shall exercise each option by giving Landlord written notice ("Option Notice") at least two hundred and seventy (270) days but not more than one (1) year prior to the expiration of the initial Term of this Lease, or the then current Option Period.

      39.2 OPTION PERIOD BASE RENT. The Base Rent for each Option Period shall be the fair market rental, determined as follows, but in no event less than the Base Rent in effect for the last month preceding the applicable Option Period:

            (a) The parties shall have fifteen (15) days after Landlord receives the Option Notice within which to agree on the Base Rent for the Option Period based upon the then fair market rental value of the Premises as defined below. If the parties agree on the Base Rent for the Option Period within fifteen (15) days, they shall immediately execute an amendment to this Lease stating the Base Rent for the Option Period.

            (b) If the parties are unable to agree on the Base Rent for the Option Period within fifteen (15) days, then, the Base Rent for the Option Period shall be of the then current fair market rental value of the Premises as determined in accordance with the procedure set forth below.

            (c) The "then fair market rental value of the Premises" shall mean the fair market base rental value of the Premises as of the commencement of the Option Period, taking into consideration the uses permitted under this Lease, the quality, size, design and location of the Premises, the duration of the Option Period and comparable buildings located in the geographical area where the Premises are located, including free rent, rent concessions, tenant improvement allowances or other concessions or inducements that may be offered to attract new tenants to a building.

            (d) Within seven (7) days after the expiration of the fifteen (15) day period set forth in subparagraph (a), each party, at its cost and by giving notice to the other party, shall appoint a M.A.I. appraiser ("Appraiser") with at least five (5) years' full-time commercial appraisal experience in the area in which the Premises are located to appraise and set the fair market rental value for the Premises for the Option Period. If a party does not appoint an Appraiser within ten (10) days after the other party has given notice of the name of its Appraiser, the single Appraiser appointed shall be the sole Appraiser and shall set the fair market rental value of the Premises. If the two Appraisers are appointed by the parties as stated in this Section, they shall meet promptly and attempt to agree upon the fair market rental value of the Premises; provided, if they are unable to agree within 30 days but the highest appraisal is not more than ten percent (10%) higher than the lower appraisal, then the fair market rental value shall be the average of the two appraisals.

            (e) If the two (2) Appraisers are unable to agree within thirty (30) days after the second Appraiser has been appointed and the higher appraisal is more than ten percent (10%) higher than the lower appraisal, they shall attempt to elect a third Appraiser meeting the qualifications stated in this Section within ten

(10) days after the last day the two Appraisers are given to set the fair market rental value of the Premises. If they are unable to agree on the third Appraiser, either of the parties to this Lease, by giving ten (10) days' notice to the other party, can apply to the then President of Contra Costa County Real Estate Board, or then Presiding Judge of the Contra Costa County Superior Court, for the selection of a third Appraiser who meets the qualifications stated in this Section. Each of the parties shall bear one-half (-1/2) of the costs of appointing the third Appraiser and paying the third Appraiser's fee. The third Appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

            (f) Within thirty (30) days after the selection of the third Appraiser, a majority of the Appraisers shall set the fair market rental value of the Premises. If a majority of the Appraisers are unable to agree upon the fair market rental value of the Premises within the stipulated period of time, the fair market rental value of the Premises shall be the average of the three Appraisals; provided, however, if either or both the low appraisal and the high appraisal vary by more than ten percent (10%) below or above the middle appraisal, as the case may be, then the appraisal(s) that so vary(ies) by more than ten percent (10%) shall be disregarded. If only one (1) appraisal is disregarded, the fair market rental value shall be the average of the remaining two (2) appraisals. If both the low appraisal and the high appraisal are disregarded as stated in this Section, the middle appraisal shall be deemed the fair market rental value of the Premises. After the fair market rental value of the Premises has been set, the Appraisers shall immediately notify the parties.

            (g) Notwithstanding anything to the contrary herein, the Base Rent for the first Option Period shall not be less than the Base Rent for the final year of the Initial Term, and the Base Rent for the Second Option Period shall not be less than the Base Rent for the final year of the First Option Period.

      39.3 OPTION PERSONAL. With the exception of Permitted Transfers defined in
Section 25.1 of the Lease, Tenant's options to extend the Term as provided in this Addendum shall be personal to the original Tenant executing this Lease and, notwithstanding the provisions of Section 25 of the Lease ("Assignment and Subletting"), shall not be assignable to any other person under any circumstances regardless whether Landlord consents or is required to consent to a Transfer under Section 25, unless Landlord consents to the assignment of such options which consent may be granted or withheld in Landlord" sole and absolute discretion. Any assignee under a Permitted Transfer automatically shall have extension rights set forth in Section 39 hereof.

      40. CONDITION PRECEDENT TO LEASE. It shall be a condition precedent to the effectiveness of this Lease that Landlord shall acquire fee title to the land on which the Premises are located. Landlord shall use good faith effort and diligence to acquire fee title to the land on which the Premises are located. If the purchase does not occur for any reason whatsoever by June 30, 2000, this Lease shall thereafter be terminable by Tenant upon Tenant giving written notice of termination to the Landlord at any time before such escrow closes, in which event neither party shall have any further obligation or liability hereunder. If the purchase does not occur for any reason whatsoever by August 31, 2000, this Lease shall thereafter be terminable by Landlord upon Landlord giving written notice of termination to the Tenant, in which event neither party shall have any further obligation or liability hereunder. Upon Landlord's acquisition of fee title to the land on which the premises are located, Landlord shall promptly give notice of same to Tenant.

            IN WITNESS WHEREOF, the parties have executed this Addendum to Lease effective as of the date first written above.

LANDLORD:              HARBOUR PROPERTIES, LLC
                       a California limited liability company


                       By: /s/ Bill R. Poland
                           ------------------------------------
                       Name: Bill R. Poland
                             ----------------------------------
                       Title:  Manager
                               --------------------------------

TENANT:                WIRELESS FULFILLMENT SERVICES LLC,
                       a California limited liability company
                       By:  Brightpoint, Inc., its Managing Member

                       By: /s/ Steven E. Fivel
                           -------------------------------------
                       Name: Steven E. Fivel
                            ------------------------------------
                       Title:  Executive Vice President, General
                                 Counsel and Secretary
                            ------------------------------------

                                    EXHIBIT A

                                    SITE PLAN

                                    EXHIBIT B

                                 WORK AGREEMENT

      THIS WORK AGREEMENT is executed pursuant to that certain Lease (Build to Suit) dated April 25, 2000 by and between HARBOUR PROPERTIES, LLC, a California limited liability company, as Landlord, and WIRELESS FULFILLMENT SERVICES LLC, a California limited liability company, as Tenant ("Lease") and all of the terms and conditions contained in this Work Agreement are hereby incorporated into the Lease and made a part thereof. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Lease.

      1. BUILDING SHELL. Landlord shall construct the "Building Shell," (as hereafter defined) at its sole cost and expense (except for any increased costs caused by Tenant Delays, the cost of which shall be paid by Tenant), and Tenant shall accept the Building Shell from landlord in its "as is" condition upon delivery of possession to Tenant, subject to the terms and conditions hereof and in the Lease. The "Building Shell" shall consist only of a concrete tilt-up light industrial building shell comprised of hard-troweled finished concrete floors and outside surfaces of exterior walls; roof with exposed trusses; no HVAC or electrical distribution other than a main electrical panel and meter adequate to provide 8 watts of electricity per rentable square foot of the Premises (exclusive of HVAC); water-tight and weather-resistant as of the date of delivery; with utilities stubbed to the Premises. Landlord's architect shall prepare plans and specifications ("Building Plans and Specifications") for the construction of the Building Shell substantially in accordance with the preliminary schematics and space plan ("Preliminary Plans") which shall be mutually approved by Landlord and Tenant, each party's approval shall not be unreasonably withheld. Once the Preliminary Plans are submitted to Tenant for its approval, Tenant shall have five (5) business days to provide its written approval or reasonable disapproval. If the Preliminary Plans are reasonably disapproved by Tenant, Landlord's architect shall make the revisions and resubmit the Preliminary Plans to Tenant. Once resubmitted to Tenant, Tenant shall have three (3) business days to approve or reasonably disapprove in writing the resubmitted Preliminary Plans. If Landlord and Tenant cannot in good faith mutually agree on the Preliminary Plans by July 1, 2000, Tenant may terminate this Lease upon written notice to Landlord within ten (10) days thereafter, in which event neither party shall have any further obligations or liability hereunder. If written cancellation is not received by Landlord within such ten (10)-day period, Tenant's right to cancel this Lease shall terminate and be of no further force or effect. The Building Shell shall be completed by Landlord (i) in accordance with the Building Plans and Specifications; (ii) all applicable local, state and federal, laws, codes, statutes, rules, and regulations; (iii) subject only to minor punch-list items as reasonably agreed to by Landlord's architect and Tenant's architect as a result of walk-through of the Building following substantial completion of the Building Shell.

      2. TENANT IMPROVEMENTS. Tenant shall design and construct the Tenant Improvements (as hereafter defined), at its sole costs and expense except for the TI Allowance provided for below, in accordance with the terms of the Lease and this Work Agreement.

            2.1 TENANT IMPROVEMENT ALLOWANCE. Tenant shall be entitled to a one-time tenant improvement allowance (the "TI Allowance") in the amount of $29.00 per rentable square feet of the Building Shell (measured in accordance with the most current BOMA standards) for the "Total Costs" (as defined below) relating to the design and construction of the Tenant Improvements. In no event shall Landlord be obligated to make disbursements pursuant to this Work Agreement in a total amount which exceeds the TI Allowance. The "Tenant Improvements" shall consist of the design and construction of all interior portions of the Building to be constructed by Tenant in substantial accordance with the plans and specifications approved by Landlord pursuant to this Work Agreement (the "TI Plans"), including, but not limited to, electrical, HVAC and plumbing distribution, interior corridors and partitions, floor coverings, acoustical ceilings, window coverings, interior painting, and wall finishes, lighting, telephone system, telecommunications systems, fire sprinkler and other life safety systems, interior doors, frames and hardware, rooftop installations in accordance with Section 9.3 of the Lease, any Storage Tank permitted under
Section 10.5 of the Lease, and any other improvements, additions and installations necessary or appropriate for the conduct of Tenant's business in the Premises and to obtain the issuance of a certificate of accuracy from the City. Tenant Improvements specifically exclude the purchase and installation of Tenant's Personal Property.

            2.2 TOTAL COSTS. "Total Costs" of the Tenant Improvements shall include all reasonable and necessary sums actually paid to the general contractor and to other contractors and subcontractors for labor and/or materials, together with all other costs reasonably and necessarily incurred by Tenant for construction of the Tenant Improvements, including but not limited to the following: architectural and engineering fees; fees of other consultants and professionals; permit fees and other costs of obtaining City permits and approvals; traffic impact fees; utility fees; sales and use taxes and Title 24 fees; and any fees ("Oversight Fees") paid by Landlord to third parties to the extent unaffiliated with Landlord, for overseeing and/or observing the construction of the Tenant Improvements (and the compliance of such Tenant Improvements with the TI Plans) in an amount not exceeding the lesser of (i) five percent (5.0%) of the Total Costs, or (ii) prevailing fair market value rates for such services. Notwithstanding the foregoing, if Tenant uses Aberthaw West to construct the Tenant Improvements, no Oversight Fees shall be payable by Tenant.

            2.3 DISBURSEMENT OF TI ALLOWANCE. The TI Allowance, to the extent necessary to pay all or a portion of the Total Costs of the Tenant Improvements, shall be disbursed to Tenant (except for the Oversight Fee) on the first day of each month after Tenant Commences construction of the Tenant Improvements upon satisfaction of the following conditions:

                  (a) The Tenant Improvements have been Substantially Completed in accordance with the approved TI Plans, as certified in writing to Landlord by Tenant's architect and reasonably agreed to by Landlord's architect, subject only to minor punch-list items;

                  (b) Tenant's architect certifies to Landlord and Landlord's architect reasonably agrees that no substandard work exists which would adversely affect any of the Building systems or the structure of exterior appearance of the Building;

                  (c) the City has issued a certificate of occupancy for the Tenant Improvements;

                  (d) Tenant provides mechanics' lien releases from its general contractor and from all subcontractors and other suppliers of labor or materials or bonds over the same;

                  (e) Tenant is not in default of its material obligations under the Lease and no condition or event exists that, with the giving of notice or passage of time, would constitute a default by tenant under the Lease; and

                  (f) Tenant provides copies of invoices from Tenant's contractors for work performed as part of the Tenant Improvement constituting permissible Total Costs in an aggregate amount equal to or greater than the requested TI Allowance disbursement amount.

            Landlord's disbursement of the TI Allowance shall not be deemed Landlord's approval or acceptance of any work included in the Tenant Improvements (however, in no event shall such TI Allowance be refundable to Landlord by Tenant). Landlord shall only be obligated to disburse the TI Allowance to the extent Tenant actually incurs permissible Total Costs (as defined above) for the Tenant Improvements. Notwithstanding the foregoing, Landlord may use a portion of the TI Allowance to pay the Oversight Fee and any reasonable fee of Landlord's architect (to review and/or certify the Substantial Completion of the Tenant Improvements) it may incur in connection with the Tenant Improvements as permitted under Section 2.2 hereof. The TI Allowance available for disbursement to Tenant shall be automatically reduced by the amount of any such Oversight Fees and fees to Landlord's architect (as permitted above) paid by Landlord.

            2.4 OTHER TENANT'S WORK. Any Alterations or improvements not specifically defined in this Work Agreement or associated plans and specifications that are required or desired by Tenant in connection with its occupancy of the Premises shall be acquired and installed by Tenant at its sole cost and expense, subject to the provisions of Section 12 of the Lease.

      3. CONTRACTOR AND CONSULTANTS. Tenant may select its architect, engineers, contractor and other consultants designated by Tenant for the design and construction of the Tenant Improvements, subject to Landlord's; approval of same, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, Tenant acknowledges that Landlord's financing source is affiliated with certain labor unions and that Landlord's agreement with such source requires that all contractors must be union contractors. Accordingly, Tenant shall employ only union contractors and subcontractors for construction of the Tenant Improvements and shall use its best efforts to cause such contractors and subcontractors to employ personnel so as to avoid interruption of the work on account of strikes, work stoppage or similar causes for delay or disruption.

      4. CONSTRUCTION DRAWINGS

            4.1 SPACE PLAN. Tenant shall supply Landlord with four (4) copies signed by Tenant of its space plan for the Premises ("Space Plan") before any architectural working drawings or engineering drawings have been commenced. The Space Plan shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request reasonable clarification or more specific drawings for special use items not included in the Space Plan. Landlord shall advise Tenant in writing within five (5) business days after Landlord's receipt of the Space Plan for the Premises if the same is materially inconsistent with other existing Buildings in the Project or incomplete in any respect in Landlord's reasonable discretion. If Tenant is so advised, Tenant shall promptly cause the Space Plan to be revised to correct the same. If Landlord fails to respond in writing within such five (5) business day period, then the Space Plan shall be deemed approved by Landlord.

            4.2 FINAL WORKING DRAWINGS. After the Space Plan has been approved as provided in Section 4.1 above, Tenant shall supply Tenant's architect with a complete listing of standard and non-standard equipment and specifications, including, without limitation, B.T.U. calculations, electrical requirements and special electrical receptacle requirements for the Premises, to enable Tenant's architect to complete the "Working Drawings" (as that term is defined below) in the manner as set forth below. Upon the approval of the Space Plan as provided in Section 4.1 above, Tenant shall promptly cause Tenant's architect to complete the architectural and engineering drawings for the Premises, and Tenant's architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the "Working Drawings") and shall submit the same to Landlord. Tenant shall supply Landlord with four (4) copies signed by Tenant's architect of such Working Drawings. Landlord shall advise Tenant in writing within ten
(10) days after Landlord's receipt of the Working Drawings for the Premises if the same is materially inconsistent with other existing Buildings in the Project or incomplete in any respect, in Landlord's reasonable discretion. If Tenant is so advised, Tenant shall immediately revise the Working Drawings to correct the same. If Landlord fails to respond in writing to Tenant within ten (10) days after receiving the Working Drawings, then the Working Drawings shall be deemed approved by Landlord.

            4.3 APPROVED WORKING DRAWINGS. The Working Drawings shall be approved in accordance with Section 4.2 hereof prior to the commencement of construction of the Tenant Improvements by Tenant. After approval of the Working Drawings in accordance with Section 4.2 hereof, Tenant may submit the same to the City of Richmond for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit or certificate of occupancy for the

Premises and that obtaining the same shall be Tenant's responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No material changes, modifications or alterations in the approved Working Drawings may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld; provided, that Landlord may withhold consent in its sole and absolute discretion with respect to any such revision that would materially, adversely alter or change the Building Shell.

            4.4 EFFECT OF LANDLORD'S APPROVAL. Landlord's review of the Construction Drawings as set forth in this Section 4, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings.

      5. CONSTRUCTION OF TENANT IMPROVEMENTS

            5.1 COMMENCEMENT OF WORK. Prior to commencement of construction of the Tenant Improvements, Tenant shall do the following: (a) provide at least 20 days' prior written notice to Landlord in order to allow Landlord to record and post appropriate Notices of Nonresponsibility; (b) provide to Landlord a complete list of all contractors and subcontractors (known at the time) that will perform work on the project, together with copies of all construction contracts entered into by Tenant; (c) provide evidence of satisfaction of the insurance requirements set forth below; (d) assign to Landlord the benefit of all warranties and guaranties relating to the Tenant Improvements or any portion thereof; provided that after such assignment, Landlord shall be required upon Tenant's request, to enforce all such warranties and guaranties; and (e) such other matters as Landlord may reasonably request.

            5.2 INSURANCE. All Tenant's contractors, subcontractors and agents shall carry worker's compensation insurance and public liability and property damage insurance with limits, in form and with insurers as are required under
Section 21 of the Lease. Tenant shall also carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to Section 21 of the Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord. Certificates for all insurance carried pursuant to this Section shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor's equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days' prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant's sole cost and expense. Tenant shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and reasonably approved by Landlord or Landlord's architect.

            5.3 INSPECTION BY LANDLORD. Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord's failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord's rights hereunder nor shall Landlord's inspection of the Tenant Improvements constitute Landlord's approval of the same. Landlord shall indemnify, protect, defend and hold harmless Tenant from and against any and all damages, injuries, liabilities, costs and expenses (including attorney's fees) related to or arising out of Landlord's inspection of the Tenant Improvements, and Landlord waives all rights against Tenant relating to the same. If Landlord, in its reasonable discretion, determines that any portion of the Tenant Improvements has not been constructed materially in accordance with the Working

Drawings, Landlord shall notify Tenant in writing of the same. Any such deviations shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines in its reasonable discretion that a deviation exists and such deviation is reasonably likely to adversely affect the mechanical, electrical, plumbing, heating, ventilating and air-conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant's use of such other tenant's leased premises, Landlord may take such action as is reasonably necessary, at Tenant's expense and without incurring any liability on Landlord's part, to correct any such deviation including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the deviation is corrected to Landlord's reasonable satisfaction. Any other delay to Tenant's construction of the Tenant Improvements caused by Landlord which is not permitted hereunder shall be deemed a "Landlord Delay" for all purposes hereunder and Tenant shall not be liable for any damages or liabilities relating thereto.

            5.4 COOPERATION AND COMPLETION OF WORK. Tenant shall cause its contractors to commence construction as soon as reasonably practicable after issuance of all required permits and thereafter diligently pursue same to completion in a good and workmanlike manner, in accordance with the Working Drawings, as approved hereunder and in compliance with all applicable local, state and federal building codes, laws, regulations and ordinances; Environmental Laws; Americans with Disabilities Act and other laws and regulations relating to handicapped access; seismic safety laws and ordinances; Title 24 regulations; and other applicable Laws of any kind or nature.

            5.5 NOTICE OF COMPLETION; COPY OF RECORD SET OF PLANS. Within ten
(10) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the County of Contra Costa, California in accordance with Section 3093 of the California Civil Code and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant's agent for such purpose, at Tenant's sole cost and expense. At the conclusion of construction, (i) Tenant shall cause Tenant's architect (a) to update the approved Working Drawings as necessary to reflect all changes made to the approved Working Drawings during the course of construction, (b) to certify that the "record-set" of mylar as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (c) to deliver to Landlord two (2) sets of copies of such record set of drawings within thirty (30) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

            IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Agreement pursuant to the Lease.

LANDLORD:              HARBOUR PROPERTIES, LLC
                       a California limited liability company


                       By: /s/ Bill R. Poland
                           ------------------------------------
                       Name: Bill R. Poland
                             ----------------------------------
                       Title:  Manager
                               --------------------------------

TENANT:                WIRELESS FULFILLMENT SERVICES LLC,
                       a California limited liability company
                       By:  Brightpoint, Inc., its Managing Member

                       By: /s/ Steven E. Fivel
                           -------------------------------------
                       Name: Steven E. Fivel
                            ------------------------------------
                       Title:  Executive Vice President, General
                                 Counsel and Secretary
                            ------------------------------------

                                    EXHIBIT C

                          COMMENCEMENT DATE MEMORANDUM

      This Confirmation of Term of Lease is made by and between HARBOUR PROPERTIES, LLC, a California limited liability company, as Landlord, and WIRELESS FULFILLMENT SERVICES LLC, a California limited liability company, as Tenant, who agree as follows:

      1. Landlord and Tenant entered into a Lease dated ____________________, 20___ (the "Lease"), in which Landlord leased to Tenant and Tenant leased from Landlord the Premises described in Section 1.1 of the Lease (the "Premises").

      2. Pursuant to the Lease, Landlord and Tenant agree to confirm the commencement date and expiration date of the Term of the Lease as follows:

            a.    _________________________, 20_____, is the Commencement
Date;

            b.    _________________________, 20_____, is the term
expiration date;

            c.    _________________________, 20_____, is the commencement
date of Rent under the Lease.

      3. Tenant hereby confirms that the Lease is in full force and effect and:

            a. It has accepted possession of the Premises as provided in the Lease;

            b. The improvements and space required to be furnished by Landlord under the Lease have been furnished;

            c. Landlord has fulfilled all its duties of an inducement nature;

            d. The Lease has not been modified, altered or amended, except as follows:_______________________________________________________; and

            e. There are no setoffs or credits against Rent and no security deposit has been paid except as expressly provided by the Lease.

      4. The provisions of this Confirmation of Term of Lease shall inure to the benefit of, or bind, as the case may require, the parties and their respective successors, subject to the restrictions on assignment and subleasing contained in the Lease.

      DATED:  _________________________, 20_____


LANDLORD:              HARBOUR PROPERTIES, LLC
                       a California limited liability company


                       By:____________________________________
                       Name:__________________________________
                       Title:_________________________________

TENANT:                WIRELESS FULFILLMENT SERVICES LLC,
                       a California limited liability company


                       By:____________________________________
                       Name:__________________________________
                       Title:_________________________________

                                    EXHIBIT D

                                GUARANTY OF LEASE

            In order to induce HARBOUR PROPERTIES, LLC, a California limited liability company ("Landlord"), to enter into that certain lease (the "Lease") dated April 25, 2000, with WIRELESS FULFILLMENT SERVICES, LLC, a California limited liability company ("Tenant"), and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, BRIGHTPOINT, INC., a Delaware corporation ("Guarantor"), hereby makes the following indemnification and agreements with and in favor of
Landlord:

            1. Guarantor hereby absolutely and unconditionally guarantees to Landlord, (i) the full and punctual payment of all rent, moneys and charges (including without limitation Rent), the unamortized TI Allowance and the unamortized real estate brokerage commission payments made in connection with the Lease payable under the Lease during the term thereof, any renewals thereof and any holdover periods; (ii) the prompt and complete performance of each and all of the terms, covenants, conditions and provisions contained in the Lease which are to be kept, observed and performed by Tenant during the term thereof, any renewals thereof and any holdover periods; and (iii) to pay all costs and expenses, including reasonable attorneys' fees, which may be incurred by Landlord in any effort to collect or enforce the Lease or the obligations of the Guarantor hereunder, whether or not any lawsuit is filed, including without limitation, all reasonable costs and attorneys' fees incurred by Landlord in any bankruptcy proceeding and in any judicial or non-judicial foreclosure action.

            2. In the event of a default under the Lease, Guarantor waives any right to require Landlord to (i) proceed against Tenant or pursue any rights or remedies with respect to the Lease; (ii) resort to any security deposit or other credit in favor of Tenant; (iii) resort to any property upon which Landlord has an exclusive lien; or (iv) pursue any other remedy whatsoever in Landlord's power. Landlord shall have the right to enforce this Guaranty regardless of (a) the acceptance of additional security from Tenant, (b) the disability of Tenant, or (c) the release or discharge of Tenant or any security for Tenant's obligations under the Lease by Landlord or by others, or by operation of any law.

            3. Without limiting the generality of the foregoing, the liability of Guarantor under this Guaranty shall not be deemed to have been waived, released, discharged, impaired or affected by reason of any waiver or failure to enforce any of the obligations of Tenant under the Lease, or assignment of the Lease, or the subletting of the Premises by Tenant, or by the expiration of the Term, or the release or discharge of Tenant in any receivership, bankruptcy, insolvency or other creditors' proceedings, or the rejection, disaffirmance or disclaimer of the Lease by any party in any action or proceeding. The liability of Guarantor shall not be affected by any repossession of the Premises by Landlord; provided, however, that the net payments received by Landlord from any reletting of the Premises, after deducting all costs and expenses of repossession and/or reletting the same, including without limitation the alteration and preparation of the Premises for new tenants, brokers' commissions and attorneys' fees, shall be credited from time to time by Landlord to the account of Guarantor and Guarantor shall pay any balance owing to Landlord from time to time, immediately upon ascertainment. If there shall be any extension, modification or alteration of the Lease or of the Premises (notice as to all of which is hereby waived), the liability of Guarantor hereunder shall extend and apply to the full and faithful performance and observance of all of the terms, covenants, conditions and provisions of the Lease as so extended, modified or altered.

            4. Guarantor hereby expressly waives any statute of limitations affecting the enforcement hereof and any right of setoff or compensation against amounts due under this Guaranty, and further waives notice of the acceptance of this Guaranty and all notice of non-performance, non-payment or non-observance on the part of Tenant of the terms, covenants, conditions and provisions of the Lease. Guarantor agrees that Landlord may proceed against Tenant and the same shall not constitute a discharge of Guarantor, and further agrees and accepts that the exercise of certain rights hereunder may affect or eliminate Guarantor's rights of subrogation against Tenant, and Guarantor expressly waives any such rights.

            5. Guarantor hereby assigns to Landlord any rights Guarantor may have to file a claim and proof of claim with respect to the Lease or this Guaranty in any bankruptcy or similar proceeding of Tenant and any awards or payments thereon to which Guarantor would otherwise be entitled.

            6. This Guaranty shall be one of payment, and performance and not of collection. The obligations of two or more Guarantors hereto shall be joint and several.

            7. The liability of Guarantor hereunder shall be primary, absolute and unconditional. Guarantor shall, without limiting the generality of any of the foregoing, be bound by this Guaranty in the same manner as though Guarantor was the Tenant named in the Lease. This Guaranty is not contingent upon the validity or the enforceability of the Lease.

            8. Guarantor agrees to execute and deliver to Landlord, from time to time upon ten (10) days notice from Landlord, a certificate certifying (i) that this Guaranty is unmodified and in full force and effect and (ii) to such other matters as Landlord may reasonably request.

            9. All of the terms, agreements and conditions of this Guaranty shall extend to and be binding upon Guarantor, its heirs, executors, administrators, successors and assigns, and shall inure to the benefit of and may be enforced by Landlord, its successors and assigns, and the holder of any mortgage to which the Lease may be subject and subordinate from time to time. Landlord may, without notice, assign this Guaranty, and no such assignment shall diminish Guarantor's liability hereunder.

            10. If any provision of this Guaranty or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Guaranty and the application of that provision to other provisions or circumstances shall not be affected but rather shall be enforced to the fullest extent permitted by law.

            11. This Guaranty shall be governed by and construed in accordance with the laws of the State of California.

            12. Capitalized terms not defined herein shall have the meanings given them in the Lease.


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
            13. This Guaranty shall terminate and be of no further force or effect if Tenant is purchased by any entity, or some or all of its employees, or "spun off" by its parent corporation, and after any such transaction the Tenant is publicly traded and has a net worth not less than Guarantor's net worth as of the date of the Lease.

            IN WITNESS WHEREOF, the undersigned has executed this Guaranty this 25th day of April, 2000.



GUARANTOR:

BRIGHTPOINT, INC.,
a Delaware corporation

By:    /s/ Steven E. Fivel
       ------------------------------------------
Name:  Steven E. Fivel
       ------------------------------------------
Title: Executive Vice President and General
       Counsel
       ------------------------------------------

Address of Guarantor:

6402 Corporate Drive
--------------------------------
Indianapolis, IN  46278
--------------------------------

--------------------------------


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